UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

BLONDER TONGUE LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

BLONDER TONGUE LABORATORIES, INC.

One Jake Brown Road

Old Bridge, New Jersey 08857

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2022

To Our Stockholders:

The 2022 Annual Meeting of Stockholders of Blonder Tongue Laboratories, Inc. (the “Company,” “Blonder,” “we,” “us” or “our”) will be held at our executive offices located at One Jake Brown Road, Old Bridge, New Jersey, on May 25, 2022, beginning at 10:00 a.m., local time, for the following purposes:

1.	to elect as Directors constituting Class III of the Board of Directors the three nominees named in the attached Proxy Statement to serve until the 2025 Annual Meeting of Stockholders;

2.	to approve an amendment to our 2016 Director Equity Incentive Plan to increase the aggregate number of shares of common stock available for grants and awards by 750,000;

3.	to approve an amendment to our Restated Certificate of Incorporation to increase the authorized shares of the common stock of the Company from 25,000,000 to 50,000,000;

4.	to conduct an advisory vote on our executive compensation;

5.	to ratify the appointment of Marcum LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

6.	to transact any other business as may properly come before the 2022 Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies named in the enclosed proxy card are authorized to vote upon any other business as may properly come before the 2022 Annual Meeting or any adjournments or postponements thereof.

Please read the attached Proxy Statement for further information regarding each proposal. A proxy, if properly executed and received in time for voting at the 2022 Annual Meeting, will be voted in the manner directed on the proxy. If no direction is made, the proxy will be voted FOR ALL NOMINEES for the election of Directors and FOR Proposals 2, 3, 4 and 5.

Our Board of Directors has fixed the close of business on April 14, 2022 as the record date for determining stockholders entitled to notice of and to vote at the 2022 Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on April 14, 2022 are entitled to notice of and to vote at the 2022 Annual Meeting or any adjournments or postponements thereof.

Stockholders as of the record date of April 14, 2022 are cordially invited to attend the 2022 Annual Meeting. Attendance at the 2022 Annual Meeting will be limited to stockholders of record as of the record date or their authorized representatives and our invited guests. Regardless of whether you plan to attend the 2022 Annual Meeting in person, please complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and therefore you should complete and return each proxy if you wish to vote all of your shares that are eligible to be voted at the 2022 Annual Meeting.

By Order of the Board of Directors
Eric Skolnik
Secretary

April __, 2022

Important Notice Regarding the Availability of Proxy Materials for
the 2022 Annual Meeting of Stockholders to be Held on May 25, 2022

The Proxy Statement and Annual Report to Stockholders are available at:

http://www.astproxyportal.com/ast/07796

PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

GENERAL INFORMATION	1
Voting and Proxies	1
Revocation of a Proxy	2
Voting on Other Matters	2
Costs of Proxy Solicitation	2
Voting Securities	2

PROPOSAL 1 – ELECTION OF DIRECTORS	3

DIRECTORS AND EXECUTIVE OFFICERS	3
Nominees and Continuing Directors	3
Executive Officers	7

SECURITY OWNERSHIP OF CERTAIN BENEFIFICAL OWNERS AND MANAGEMENT	8

CORORATE GOVERNANCE AND BOARD MATTERS	10
Board Leadership Structure and Role in Risk Oversight	10
Director Independence	10
Meetings of the Board of Directors and Committees	11
Board Committees	11
Audit Committee Report	14
Board Policies Regarding Communications With the Board of Directors and Attendance At Annual Meetings	15
2021 Director Compensation	15
Director Compensation Arrangements	16
Director Benefit Plans	17

EXECUTIVE COMPENSATION	17
Summary of Compensation Objectives and 2021 Compensation	17
Summary Executive Compensation – Summary Compensation Table	19
Compensation Plans and Arrangements	20
Outstanding Equity Awards Table	23

PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO OUR 2016 DIRECTOR EQUITY INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANTS AND AWARDS BY 500,000	24
Background of the Proposal	24
Summary Description of the 2016 Director Plan	24
Federal Tax Consequences of 2016 Director Plan	26
Awards Under the 2016 Director Plan	26
New Plan Benefits	27
Equity Compensation Plan Information	27

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 50,000,000	28
Background of the Proposal	28
Reasons for the Proposed Increase	29
Potential Effects of the Proposed Increase	29

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BLONDER TONGUE LABORATORIES, INC.

One Jake Brown Road

Old Bridge, New Jersey 08857

PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 25, 2022

GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Blonder Tongue Laboratories, Inc., a Delaware corporation (the “Company,” “Blonder,” “us” or “we”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof.

Holders of our common stock, $0.001 par value per share (“Common Stock”) as of the record date of April 14, 2022 are invited to attend the Annual Meeting on May 25, 2021, at 10:00 a.m., local time. The Annual Meeting will be held at our executive offices located at One Jake Brown Road, Old Bridge, New Jersey. For those stockholders interested in attending the Annual Meeting in person, you may obtain directions to our executive offices from our website at www.blondertongue.com/about/directions.aspx.

We intend to hold the Annual Meeting in person. However, we are sensitive to the health concerns our stockholders may have and recommendations that public health officials may issue due to the COVID-19 pandemic. As a result, we may impose additional procedures or limitations on Annual Meeting attendees, including social distancing and other recommendations of the Centers for Disease Control and Prevention. We request that individuals who have been in contact with someone diagnosed with COVID-19 within two weeks prior to the Annual Meeting or who are experiencing a fever, cough, difficulty breathing or cold-or flu-like symptoms, refrain from attending the Annual Meeting in person. While these measures are intended to address stockholders’ health concerns, those stockholders who attend the Annual Meeting will be deemed to have understood and accepted the risks associated with attending any public or private event during the COVID-19 pandemic, and we shall not be held liable for harm to any attendee, including a stockholder or guest, due to any of the foregoing.

The mailing address of our principal executive office is One Jake Brown Road, Old Bridge, New Jersey 08857. Our telephone number is (732) 679-4000. This Proxy Statement and the enclosed form of proxy will be mailed to stockholders on or about April 25, 2022.

Voting and Proxies

You may vote on the matters to be voted on by stockholders at the Annual Meeting by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. When a proxy is properly executed and delivered, the shares of Common Stock represented by the proxy will be voted at the Annual Meeting in accordance with your instructions.

You may also attend the Annual Meeting in person and cast your vote there. If your shares of Common Stock are held in the name of your broker, bank or other nominee and you wish to attend the Annual Meeting and vote in person, you must bring a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on April 14, 2022, the record date for determining the shares of Common Stock entitled to vote at the Annual Meeting, and that you have the right to vote your shares.

With regard to the election of Class III Directors to serve until the 2025 Annual Meeting of Stockholders (Proposal 1), stockholders may (i) vote “FOR” all of the nominees, (ii) “WITHHOLD” their votes as to all nominees or (iii) “WITHHOLD” their votes as to specific nominees. With regard to Proposals 2, 3, 4 and 5, stockholders may vote (i) “FOR” the proposal, (iii) “AGAINST” the proposal or (iii) “ABSTAIN” from voting.

You should specify your choices on the enclosed proxy card. A proxy, if properly executed and received in time for voting at the 2022 Annual Meeting, will be voted in the manner directed on the proxy card. If no direction is made on the proxy card, the proxy will be voted FOR ALL NOMINEES for the election of Directors and FOR Proposals 2, 3, 4 and 5.

Directors will be elected by a plurality of the votes cast by the holders of the shares of our Common Stock, voting in person or by proxy at the Annual Meeting. Votes withheld from one or more nominees for Director will have the same effect as abstentions and will have no effect on the vote for election of Directors.

Approval of Proposal 2 (Amendment to our 2016 Director Equity Incentive Plan), Proposal 4 (Advisory Vote on Executive Compensation) and Proposal 5 (Appointment of Marcum LLP) or any other matters to come before the Annual Meeting other than Proposal 3 (Amendment to our Restated Certificate of Incorporation) will require the affirmative vote of the holders of a majority of the shares of our Common Stock having voting power that are present in person or by proxy at the Annual Meeting. Shares which abstain and broker non-votes will not be counted as votes in favor of, or with respect to, these proposals and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposals 2, 4 and 5.

Proposal 3 (Amendment to our Restated Certificate of Incorporation) requires the affirmative vote of stockholders holding a majority of the shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Because Proposal 3 requires the affirmative vote of the holders of a majority of the shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal 3.

Abstentions are deemed to be present at the meeting for purposes of determining whether a quorum necessary for the conduct of business is present and for determining the shares entitled to vote, and have the effect of a vote against any matter presented for stockholder action, other than the election of Directors. “Broker non-votes” occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner of the shares has not provided voting instructions and the broker does not have discretionary authority to vote on the matter. Under applicable rules governing proxy voting by brokers and others, brokers and banks have discretionary authority to vote shares in the absence of instructions from a beneficial owner on matters that are considered to be “routine,” such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in absence of instructions from beneficial owners on “non-routine” matters. The election of Directors and Proposals 2, 3 and 4 are considered to be “non-routine” matters. Broker non-votes are deemed present for determining whether a quorum necessary for the conduct of business is present but are not considered to be shares “entitled to vote.”

Revocation of a Proxy

All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised by (i) filing written notice of revocation with our Secretary prior to the exercise of the proxy at the Annual Meeting, (ii) signing and delivering a later-dated proxy to our Secretary prior to the exercise of the proxy at the Annual Meeting or (iii) voting in person at the Annual Meeting. Written notices of revocation or later-dated proxies should be directed to the Secretary at the mailing address of our principal executive offices. Your attendance at the Annual Meeting alone will not constitute revocation of a proxy previously given by you. You must vote by ballot at the Annual Meeting in order to revoke a previously-given proxy. If your shares are held in the name of a broker, bank or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

Voting on Other Matters

We currently know of no other business to be transacted at the Annual Meeting, other than Proposal I (Election of Class III Directors), Proposal 2 (Amendment to our 2016 Director Equity Incentive Plan), Proposal 3 (Amendment to our Restated Certificate of Incorporation), Proposal 4 (Advisory Vote on Executive Compensation) and Proposal 5 (Appointment of Marcum LLP). If any other matters do arise and are properly presented at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you in accordance with their best judgment.

Costs of Proxy Solicitation

We will pay the expenses associated with this solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy and Proxy Statement. We will solicit proxies by use of the mails, through brokers and banking institutions, and by our officers and regular employees. We may also solicit proxies by personal interview, mail, telephone or facsimile transmission. No additional compensation will be paid to those individuals for any such activities.

Voting Securities

Only stockholders of record of our Common Stock at the close of business on April 14, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each stockholder of record on the Record Date is entitled to one vote for each share of our Common Stock so held. There is no cumulative voting. On the Record Date, there were 13,271,749 shares of Common Stock issued, outstanding and entitled to vote.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Certificate of Incorporation, as currently in effect, provides that our Board shall consist of between five and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board is currently set at ten Directors and, immediately following the Annual Meeting, will be reduced to nine members in connection with the retirement of Mr. James H. Williams, as discussed below. Each of Class I and Class II is currently comprised of three Directors and Class III is currently comprised of four Directors. The term of the current Class I Directors expires at the 2023 Annual Meeting, the term of the current Class II Directors expires at the 2024 Annual Meeting and the term of the current Class III Directors expires at this 2022 Annual Meeting. The successors to each class of Directors whose terms expire at an Annual Meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of election of that class of Directors.

The Directors whose terms will expire at the 2022 Annual Meeting are Charles E. Dietz, Michael Hawkey, James F. Williams and James H. Williams. As previously announced, Mr. James H. Williams informed the Company of his intention not to seek reelection at the 2022 Annual Meeting and that his retirement from the Board would be effective immediately following the 2022 Annual Meeting. As a result, the three members of Class III of the Board who will stand for re-election at the 2022 Annual Meeting are Messrs. Dietz, Hawkey and James F. Williams, each of whom has been recommended for nomination by our Nominating & Corporate Governance Committee and nominated by our Board to stand for re-election as a Director at the Annual Meeting. Directors elected at the 2022 Annual Meeting will hold office until the 2025 Annual Meeting of Stockholders or until such Director's earlier resignation or removal, and until such Director's successor has been duly elected and qualified. Each nominee has consented to serve as a Director, if elected.

Our Board of Directors recommends a vote FOR the election of Charles E. Dietz, Michael Hawkey and James F. Williams as Class III Directors, to hold office until the 2025 Annual Meeting of Stockholders.

Proxies received by the Board of Directors will be voted FOR the election of Charles E. Dietz, Michael Hawkey and James F. Williams as Class III Directors, unless stockholders specify in their proxies a contrary choice.

DIRECTORS AND EXECUTIVE OFFICERS

Nominees and Continuing Directors

The following table sets forth the names and certain information about each of the nominees for election as a Director and our continuing Directors:

Name	Age	Director Since

Nominees for a three-year term expiring in 2025 (Class III Directors):

Charles E. Dietz(1)	74	2011
Michael Hawkey	56	2020
James F. Williams(2)	64	1993

Directors not standing for election this year whose terms expire in 2023 (Class I Directors):

Anthony J. Bruno(3)	81	2008
Stephen K. Necessary(4)	65	2018
Steven L. Shea(5)	62	2009

Directors not standing for election this year whose terms expire in 2024 (Class II Directors):

John Burke(6)	59	2020
Robert J. Pallé	76	1993
Gary P. Scharmett(7)	66	1997

(1)	A member of the Audit and Compensation Committees.
(2)	A member of the Audit Committee.
(3)	A member of the Audit and Compensation Committees.
(4)	A member of the Nominating & Corporate Governance and Compensation Committees.
(5)	A member of the Audit and Nominating & Corporate Governance Committees.
(6)	A member of the Nominating & Corporate Governance and Compensation Committees.
(7)	A member of the Nominating & Corporate Governance Committee.

Set forth below is a brief summary of the recent business experience and background of each of our Directors. The Board believes that each Director possesses the qualities and experience that Directors should possess, as such criteria for Board membership has been established by the Board through its Nominating & Corporate Governance Committee. Also included below is information about each Director’s specific experience, qualifications, attributes or skills that led the Board to conclude that he should serve as a Director. As reflected, the Nominating & Corporate Governance Committee seeks out, and the Board is comprised of, individuals with diverse professional backgrounds, experiences and skills.

Anthony J. Bruno has been one of our Directors since February 1, 2008. Since 2007, Mr. Bruno has been a financial consultant providing corporate acquisition advisory services to various companies located in the United States. Prior to 2007, Mr. Bruno was the Vice-President of Finance for 18 years for Besam Entrance Solutions, the United States subsidiary of ASSA ABLOY Entrance Systems, a Swedish Company, managing all aspects of its financial activities in North America. Mr. Bruno also previously served as our Vice President of Finance from 1981 to 1989.

The Board concluded that Mr. Bruno should serve as a Director due to his significant executive management experience with a large, multi-national corporation and his expertise in finance and auditing matters, including financial reporting and corporate acquisitions.

Mr. Bruno serves as a Class I Director, with a term expiring at the Company’s annual meeting of stockholders in 2023.

 John Burke has been one of our Directors since January 23, 2020. Mr. Burke has served since 2017 as a Managing Partner of Vetust Advisors, which provides strategic and management consulting services to a variety of businesses. He previously served as Executive Vice President and Chief Operating Officer of Rovi Corporation (since re-named TiVo) from 2014 to 2016, where he led the transformation of the company’s content discovery, user interface, and data analytics businesses, including the acquisition of TiVo. Prior to joining Rovi, Mr. Burke led a number of different businesses for ARRIS Group, Motorola, Motorola Mobility and General Instrument.

The Board concluded that Mr. Burke should serve as a Director due to his long record of strategic and operational leadership and intimate, in-depth knowledge of the cable, video and communications markets, which allows him to provide the Board with valuable guidance on product, market and strategic matters.

Mr. Burke serves as a Class II Director, with a term expiring at the Company’s annual meeting of stockholders in 2024.

Charles E. Dietz has been one of our Directors since September 2011. Since 2008, Mr. Dietz has been an independent cable industry consultant to various clients within the cable industry. Prior to 2008, Mr. Dietz was Senior Vice President of Engineering for 12 years at Insight Communications, a multiple systems operator, and from 2001 to 2008 served as Insight Communications’ Chief Technical Officer. Mr. Dietz was responsible for all technical aspects of Insight Communications’ operations, including technology development and implementation, system construction and maintenance, purchasing, and technical regulatory compliance. Mr. Dietz has been a member of the Society of Cable Telecommunications Engineers since 1978, and a member of Cable TV Pioneers since 2010.

The Board concluded that Mr. Dietz should serve as a Director due to his extensive industry knowledge and executive and technical experience in the cable television and communications industry, including the analysis, evaluation, purchase, use and deployment of products, equipment and technology substantially similar to ours. Accordingly, Mr. Dietz brings valuable insight to our customer and vendor relationships and strong relationships with the cable industry to the Board.

Mr. Dietz serves as a Class III Director, with a term expiring at the Company’s annual meeting of stockholders in 2022.

Michael Hawkey has been one of our Directors since June 2020. Currently Mr. Hawkey is the Vice President and General Manager of 75F, a provider of advanced IoT-based building management solutions. Prior to February 2021, Mr. Hawkey served as Senior Vice President and General Manager of Xperi/TiVo Corporation, where he led growth initiatives, overall strategy and product offerings across TiVo’s product portfolio. Before joining TiVo in 2015, he spent more than seven and a half years with EchoStar, rising to the level of Senior Vice President and General Manager of Sling Media. Earlier in his career, Mr. Hawkey held engineering roles with Wester Digital, ASIC Designs, Inc, and McDonnell Douglas Electronics Company. He holds a Bachelor of Science in Computer Engineering from the Rose Hulman Institute for Technology.

The Board concluded that Mr. Hawkey should serve as a Director due to his extensive industry knowledge and management experience in the cable television and communications industry, including his experience in markets that are a focus of the Company’s business strategy.

Mr. Hawkey serves as a Class III Director, with a term expiring at the Company’s annual meeting of stockholders in 2022.

Stephen K. Necessary has been one of our Directors since January 2018. He currently serves and the Chairman of the Board of ComSonics, Inc., an ESOP-owned company that is engaged in manufacturing of telecommunications test equipment, contract manufacturing and repair of electronics used in the cable telecommunications industry. From 2015 until December 2017, Mr. Necessary served as Executive Vice President, Product Development and Management at Cox Communications, Inc., where he directed new development and lifecycle management for all products across residential and business portfolios that generated over $11 billion in revenue in 2017. Mr. Necessary retired from that position at the end of 2017, continued in 2018 on a part-time consulting basis, and completely retired at the end of 2018. From 2005 to 2015, Mr. Necessary served as Vice President, Video Product Development and Management at Cox Communications.

The Board concluded that Mr. Necessary should serve as a Director due to his extensive industry knowledge and executive and technical experience in the cable television and communications industry, including his management experience in directing product development and lifecycle management. Through his career-long experience in the industry served by the Company, Mr. Necessary brings valuable insight to the Board regarding customer needs, product development and relationships with our key customer base.

Mr. Necessary serves as a Class I Director, with a term expiring at the Company’s annual meeting of stockholders in 2023.

Robert J. Pallé has been one of our Directors since September, 1993. He served as our President from May, 2003 until May, 2019, our Chief Executive Officer from May, 2015 until December 31, 2019 and our Managing Director-Strategic Accounts during 2020, ending his service as an employee of the Company on December 31, 2020. Prior to that, Mr. Pallé served as our Chief Operating Officer and Secretary since April, 1989, our Executive Vice President from April, 1989 until May, 2003 and as our Interim Treasurer from March through April, 2001.

The Board concluded that Mr. Pallé should serve as a Director due to his extensive business and management experience with us in various senior management positions and his in-depth knowledge of our products, lines of business, long-term strategies, challenges and opportunities. Mr. Pallé brings a broad perspective to the Board’s deliberations due to his many years of service to the Company, including as our Chief Executive Officer and President.

Mr. Pallé serves as a Class II Director, with a term expiring at the Company’s annual meeting of stockholders in 2024.

Gary P. Scharmett has been one of our Directors since December, 1997. Since January, 1989, Mr. Scharmett has been a partner in the law firm of Stradley Ronon Stevens & Young, LLP, our outside counsel, and served on the Board of Directors of that firm from January, 2001 until December, 2003. He presently serves as the Co-Chair of that firm’s Finance & Restructuring Practice Group. Mr. Scharmett is a past President, and currently a member of the Board of Directors of The Association of Commercial Finance Attorneys, Inc., and until December 31, 2019, had served for more than the prior five years as a member of the Board of Directors of the Philadelphia Chapter of the Turnaround Management Association.

The Board concluded that Mr. Scharmett should serve as a Director due to the important experience, judgment and perspective he brings to the Board based upon his more than forty years of experience as a corporate attorney, representing a diverse range of companies on complex matters, including financing, regulatory and corporate governance matters. In addition, having served as our principal legal advisor since 1989, Mr. Scharmett has a unique understanding of our business and the industry in which we operate and compete.

Mr. Scharmett serves as a Class II Director, with a term expiring at the Company’s annual meeting of stockholders in 2024.

Steven L. Shea has been one of our Directors since September, 2009 and was appointed to serve as the Chairman of the Board in May 2015. Mr. Shea has more than twenty-five years of investment banking experience. He was appointed to the Board of the Directors of Unico American Corp. (Nasdaq: “UNAM”) in November 2020 and became its Chairman of the Board in February 2021. In October 2021, he was appointed to the additional positions of President, CEO and COO. From January 2016 until January 2018, Mr. Shea served on the Board of Directors of TradeRiver Finance USA. From November 2013 until February 2017, Mr. Shea served as Special Advisor to Tufton Capital Management, LLC, an SEC registered investment advisor (formerly known as Hardesty Capital Management, LLC). From November 2013 through May 2015, Mr. Shea also served as Chairman of the Executive Committee of Hardesty Capital Management, LLC. From January, 2011 until November, 2013, he served as President of Hardesty Capital Management, LLC and Hardesty Capital Corporation, which provide investment advisory services to corporations, institutions and individuals. Prior thereto, Mr. Shea was an Executive Vice President of Ferris, Baker Watts, Inc. (“Ferris Baker”), from 1999 until the sale of such firm in 2008. Mr. Shea also served as the Executive Director of the Capital Markets Division of Ferris Baker and was a member of their Board of Directors and Executive and Strategic Alternative Committees of its Board of Directors. Prior to his position at Ferris Baker, Mr. Shea was a Vice President with Mercantile Safe Deposit and Trust Company from 1989 to 1993, and was a Vice President at Maryland National Bank from 1981 to 1989.

The Board concluded that Mr. Shea should serve as a Director due to his extensive financial, merchant banking, capital markets and executive management experience gained as an investment banker, including his knowledge of growth strategies, acquisition analysis and shareholder relations. He also has an in-depth familiarity with the technology and manufacturing sectors, along with experience as a director of other corporations.

Mr. Shea serves as a Class I Director, with a term expiring at the Company’s annual meeting of stockholders in 2023.

James F. Williams has been one of our Directors since September, 1993. From June 1999 until March 2021 he served as the Chief Financial Officer and a Director of OSC Holding, Inc. and its subsidiaries, which provide demolition, environmental and civil contracting services primarily in the United States and Canada. From July, 2007 through February 2013, Mr. Williams served as a Director, Managing Member and Vice President of Buffalo City Center Leasing, LLC, which, was a lessor of electronic equipment. Mr. Williams is the nephew of James H. Williams, one of our Directors.

The Board concluded that Mr. Williams should serve as a Director due to his strong experience in strategic planning, leadership, finance and executive management with various organizations. As a Director for nearly thirty years, Mr. Williams also provides perspective, institutional knowledge and a deep understanding of our business.

Mr. Williams serves as a Class III Director, with a term expiring at the Company’s annual meeting of stockholders in 2022.

James H. Williams has been one of our Directors since February 2015. He was also a Director of the Company from November, 1988 to May 2006, and served as our Chairman of the Board from November, 1988 until November, 1994. From 1995 to 2014, Mr. Williams served as a consultant to us under a written agreement, which agreement was terminated as of December 31, 2014. Mr. Williams is the uncle of James F. Williams, one of our Directors.

As previously announced, Mr. Williams informed the Company of his intention not to seek reelection at the Annual Meeting and that his retirement from the Board would be effective immediately following the Annual Meeting. Mr. Williams has been serving as a Class III Director.

Executive Officers

The following table sets forth the names and certain information about each of our executive officers:

Name	Age	Position

Edward R. Grauch	56	Chief Executive Officer and President
Eric S. Skolnik	57	Senior Vice President and Chief Financial Officer
Ronald V. Alterio	52	Senior Vice President-Engineering, Chief Technology Officer
Allen Horvath	70	Senior Vice President-Operations

Edward R. “Ted” Grauch currently serves as our Chief Executive Officer and President. Mr. Grauch was appointed as our President in May, 2019 and assumed the additional role as Chief Executive Officer on January 1, 2020. Prior to his appointment as President, Mr. Grauch served as our Executive Vice President and Chief Operating Officer since October 30, 2018. Immediately prior to joining the Company, he served as President of Kaon USA, Inc., the US subsidiary of South Korea-based Kaonmedia Co., Ltd., one of the world’s largest Set-Top and Broadband device manufacturers, where his responsibilities included all management, finance, and technology marketing, competing within the North American market as a major electronics supplier. Mr. Grauch previously served at Comcast/Xfinity as Vice President, Head of Video CPE at their Philadelphia headquarters, and with ST Microelectronics in Grenoble, France as Vice President, head of global marketing and as a Senior Vice President at Nagravision SA. Mr. Grauch holds an MBA from Johns Hopkins University and a Bachelor of Science degree in Electrical and Computer Engineering from Drexel University.

Eric S. Skolnik has been a Senior Vice President since May, 2003 and our Chief Financial Officer and Treasurer since May, 2001. Mr. Skolnik also serves as our Secretary since May 2018. Mr. Skolnik served as our Assistant Secretary from May 2001 through May 2018 and as our Interim Chief Financial Officer from January, 2001 through April, 2001. He was our Corporate Controller from May, 2000 through January, 2001. From 1994 until May, 2000, Mr. Skolnik worked as a certified public accountant with BDO USA, LLP. Mr. Skolnik holds a Bachelor of Science degree in Accounting from Rutgers University.

Ronald V. Alterio has been Senior Vice President-Engineering, Chief Technology Officer since January 23, 2020. Prior to his appointment as Senior Vice President, Mr. Alterio served as our Vice President-Engineering, Chief Technology Officer since July 23, 2018. From 2016 until he joined the Company, Mr. Alterio served as Vice President – Engineering of ARRIS, following ARRIS’ acquisition of Pace plc. Mr. Alterio served in a variety of positions at the Pace Americas unit of Pace plc since 2000. His titles ranging from Junior Software engineer to Senior Vice President Engineering of the Americas. In his time at Pace, Mr. Alterio was also a prime interface to Comcast Cable, as well as other Tier 2 and/or Tier 3 MSO’s. Mr. Alterio holds an Electrical Engineering degree from the University of Florida, where he attended after leaving the US Air force in 1995.

Allen Horvath has been our Senior Vice President-Operations since January 23, 2020. Prior to his appointment as Senior Vice President, Mr. Horvath served as our Vice President-Operations since May, 2013 and as our Vice President-Manufacturing since May, 2003 and is responsible for our manufacturing operations. Mr. Horvath served as our Manufacturing Manager from 1998 until May, 2003. Since 1976, Mr. Horvath has served us in various management positions in the areas of production testing, engineering, quality control and manufacturing.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 14, 2022 by (i) each person who is known by us to beneficially own more than five percent of our Common Stock, (ii) each of our Directors, (iii) each of our executive officers named in the Summary Compensation Table below, and (iv) all our executive officers and Directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership(1)		Percent of Class Beneficially Owned
Directors and Executive Officers:

Robert J. Pallé	3,850,292	(3)	26.32%
Anthony J. Bruno	434,136	(4)	3.21%
John Burke	42,684	(5)	*
Charles E. Dietz	426,271	(6)	3.17%
Stephen K. Necessary	273,571	(7)	2.05%
Gary P. Scharmett	418,581	(8)	3.12%
Steven L. Shea	1,222,477	(9)	8.82%
James F. Williams	364,173	(10)	2.71%
James H. Williams	329,378	(11)	2.46%
Michael Hawkey	42,183	(12)	*
Edward Grauch	1,161,359	(13)	8.22%
Eric S. Skolnik	264,937	(14)	1.96%
Allen Horvath	335,452	(15)	2.48%
Ronald V. Alterio	346,040	(16)	2.55%

All Directors and executive officers as a group (14 persons)	9,511,534		53.99%

Additional Beneficial Owners:

Carol M. Pallé	26,071	(17)	* %

*	Denotes less than 1%.

(1)	Beneficial ownership as of April 14, 2022 for each person listed includes shares subject to options held by such person which are exercisable within 60 days after such date and the accrued principal amount of subordinated convertible indebtedness that may be converted into shares of our Comm Stock within 60 days of such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities, which voting or investment power may be further described in the footnotes below. This table contains information furnished to us by the respective stockholders or contained in filings made with the SEC. Certain of our executive officers and Directors may, from time to time, hold some or all of their Common Stock in brokerage accounts having outstanding margin loan balances secured by the Common Stock and the other investment securities held in such brokerage accounts.
(2)	Unless otherwise indicated, the address for each beneficial owner is c/o Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, NJ 08857.
(3)	Includes (i) 200,000 shares of Common Stock owned of record by a limited liability company of which Mr. Pallé and his spouse are the sole members, (ii) 2,317,230 shares of Common Stock jointly owned by Mr. Pallé and his spouse, (iii) 676,667 shares of Common Stock underlying options granted by us to Mr. Pallé which are exercisable within 60 days after April 14, 2022, and (iv) 656,395 shares of Common Stock underlying certain convertible indebtedness of the Company held by Mr. Pallé and his spouse, which is outstanding as of, and convertible within 60 days after April 14, 2022. Mr. Pallé disclaims beneficial ownership of the 26,071 shares of Common Stock owned by his spouse. See footnote 17 below.
(4)	Includes (i) 130,000 shares underlying options granted by us that are exercisable within 60 days of April 14, 2022 and (ii) 109,399 shares underlying certain convertible indebtedness of the Company held by Mr. Bruno, which indebtedness is outstanding as of, and convertible within 60 days after April 14, 2022.
(5)	Includes 38,798 shares of Common Stock underlying options granted by us which are exercisable within 60 days after April 14, 2022.
(6)	Includes 132,500 shares of Common Stock underlying options granted by us which are exercisable within 60 days after April 14, 2022.

(7)	Includes (i) 78,630 shares underlying options granted by us that are exercisable within 60 days after April 14, 2022.
(8)	Includes 130,000 shares of Common Stock underlying options granted by us which are exercisable within 60 days after April 14, 2022.
(9)	Includes (i) 130,000 shares underlying options granted by us that are exercisable withing 60 days after April 14, 2022 and (ii) 437,596 shares underlying certain convertible indebtedness of the Company held by Mr. Shea, which indebtedness is outstanding as of, and convertible within 60 days after April 14, 2022. Certain of the securities are beneficially owned by Mr. Shea through MidAtlantic IRA, LLC FBO Steven L. Shea IRA.
(10)	Includes 130,000 shares of Common Stock underlying options granted by us which are exercisable within 60 days after April 14, 2022.
(11)	Includes 99,166 shares of Common Stock underlying options granted by us which are exercisable within 60 days after April 14, 2022.
(12)	Includes 31,148 shares of Common Stock underlying options granted by us which are exercisable within 60 days after April 14, 2022.
(13)	Includes (i) 400,000 shares underlying options granted by us that are exercisable within 60 days after April 14, 2022 and (ii) 417,875 shares underlying certain convertible indebtedness of the Company held by Mr. Grauch, which indebtedness is outstanding as of, and convertible within 60 days after April 14, 2022. Certain of the securities are beneficially owned by Mr. Grauch through Livewire Ventures, LLC.
(14)	Includes 225,000 shares of Common Stock underlying options granted by us which are exercisable within 60 days after April 14, 2022.
(15)	Includes 215,000 shares of Common Stock underlying options granted by us which are exercisable within 60 days after April 14, 2022.
(16)	Includes (i) 213,333 shares underlying options granted by us that are exercisable within 60 days after April 14, 2022 and (ii) 58,553 shares underlying certain convertible indebtedness of the Company held by Mr. Alterio, which indebtedness is outstanding as of, and convertible within 60 days after April 14, 2022.
(17)	Carol M. Pallé is the spouse of Robert J. Pallé. Includes (i) 200,000 shares of Common Stock owned of record by a limited liability company of which Mr. and Mrs. Pallé are the sole members, (ii) 2,317,230 shares of Common Stock jointly owned by Mr. and Mrs. Pallé, (iii) 26,071 shares of Common Stock owned individually by Mrs. Pallé and (iv) 656,395 shares of Common Stock underlying certain convertible indebtedness of the Company held by Mr. and Mrs. Pallé, which indebtedness is outstanding as of, and convertible within 60 days after April 14, 2022. Mrs. Pallé disclaims beneficial ownership of all such shares of Common Stock other than the 26,071 shares of Common Stock owned individually by Mrs. Pallé. Mrs. Pallé has entered into an agreement with Mr. Pallé granting him voting and dispositive power with respect to the shares other than those owned individually by Mrs. Pallé.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure and Role in Risk Oversight

Historically, the Board has determined that our Chief Executive Officer was best situated to serve as Chairman of the Board because he was the Director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Following the resignation of our then-serving Chairman and CEO in 2015, our Board carefully evaluated our Board governance structure and considered alternative approaches. As a result of that evaluation and analysis, the Board determined that it was in the Company’s best interests to appoint one of the independent Directors as Chairman of the Board. As a result, in May 2015, the Board appointed Steven L. Shea to serve as our Chairman of the Board, and because the Board continues to believe that it is in the best interests of the Company to have an independent Chairman of the Board, Mr. Shea continues to serve as our Chairman.

The Board believes that establishing the right “tone at the top” and full and open communication between management and the Board are essential for effective risk management and oversight. At each regular Board meeting, the Board receives reports from members of senior management on areas of material risk to the Company, including operational, financial, strategic and performance risks. The full Board frequently receives these reports from the appropriate “risk owner” within the organization to facilitate our risk identification, risk management and risk mitigation strategies. This enables the Board to coordinate risk oversight, particularly with respect to risk interrelationships across corporate disciplines.

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to areas of financial reporting and compliance with laws, rules and regulations applicable to us, including those related to accounting regulation, insider trading, antitrust, and employment discrimination, whistle blowing and conflicts of interest faced by employees, officers and Directors. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to our compensation policies and programs. The Nominating & Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization and membership, and succession planning for our Directors and senior executive officers.

Director Independence

The Board of Directors has considered the independence of our Directors pursuant to Section 803A of the NYSE American Company Guide (“Independence Rules”). Under the Independence Rules, a Director may not be determined to be independent if certain specified relationships exist. In addition to reviewing whether any of those specific disqualifying relationships exist under the Independence Rules, the NYSE American also requires that the Board determine whether any of our Directors has a relationship that the Board believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In addition, with respect to our Audit Committee, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) sets certain standards for “independence” for purposes of eligibility for membership on the Company’s Audit Committee, and the Board must assess and make determinations regarding the independence of Directors for purposes of service on the Audit Committee under those standards.

In the course of the Board’s consideration and determinations as to these matters, the Board reviewed, among other factors, the matters described below under “Certain Relationships and Related Person Transactions.” In particular, the Board considered the status of Messrs. Bruno, Shea and Necessary as creditors of the Company under the Senior Subordinated Convertible Loan and Security Agreement, as amended to date, and also considered Mr. Scharmett’s role as a partner in a law firm providing a variety of legal services to the Company. Based on a review of the surrounding facts and circumstances, the Board determined that these transactions and relationships did not fall within one or more of the disqualifying relationships under the Independence Rules or would otherwise interfere with the exercise of each noted Director’s independent judgment in carrying out the responsibilities of a Director, and also that these transactions and relationships would not disqualify Mr. Bruno or Mr. Shea from service on the Company’s Audit Committee. In its consideration and determinations as to these matters, the Board also considered Mr. Pallé’s recent service as the Company’s Chief Executive Officer (until December 31, 2019) and his service through December 31, 2020 as Managing Director of Strategic Accounts.

Based on the matters described above and other factors the Board deemed relevant, the Board has determined that, except for Robert J. Pallé, each of our Directors is independent pursuant to the Independence Rules and that each member of the Audit Committee is independent pursuant to the Independence Rules and Rule 10A-3. Accordingly, the current Board consists of a majority of independent Directors and the Audit Committee consists entirely of independent Directors.

Meetings of the Board of Directors and Committees

During the year ended December 31, 2021 the full Board held 21 meetings, the Compensation Committee held 5 meetings, the Nominating & Corporate Governance Committee held 3 meetings, and the Audit Committee held 5 meetings. Each member of the Board attended (either in person or via teleconference) at least 75% of the aggregate of the total number of full Board meetings held in 2021 and each member of the standing committees of the Board attended (either in person or via teleconference) at least 75% of the aggregate of the total number of committee meetings held in 2021 with respect to the committee(s) during the period in which the Director served during 2021.

Board Committees

Compensation Committee

The Compensation Committee is currently comprised of John Burke, Anthony J. Bruno, Charles E. Dietz and Stephen K. Necessary, each of whom is a non-employee Director. Mr. Necessary serves as the Chairman of the Compensation Committee. Each of the members of the Compensation Committee who served during 2021 was determined by the Board to be independent, as independence for compensation committee members is defined by NYSE American rules.

The Compensation Committee determines compensation for our executive officers and administers each of our existing equity incentive plans, other than the Amended and Restated 2005 Director Equity Incentive Plan, the 2016 Director Equity Incentive Plan and the Amended and Restated Director Stock Purchase Plan, each of which is administered by the Board.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

●	evaluate the performance of the Chief Executive Officer/President;

●	review and approve the base salary (subject to Board approval), bonus, incentive compensation and any other compensation for the Chief Executive Officer/President;

●	review the Chief Executive Officer’s recommendations for the compensation of the other executive officers, make appropriate adjustments and approve such compensation;

●	monitor our cash bonus and equity-based compensation plans and discharge the duties imposed on the Compensation Committee by the terms of those plans;

●	review and approve the proposal regarding the Say on Pay Vote when the same is required to be included in our proxy statement, and to review and recommend to the Board for approval the frequency with which we will conduct Say on Pay Votes; and

●	perform other functions or duties deemed appropriate by the Board.

Compensation decisions for the Chief Executive Officer/President and all other executive officers are reviewed and approved by the Compensation Committee, subject to ratification by the Board of the base salary for the Chief Executive Officer/President. The Compensation Committee relies upon the Chief Executive Officer to assist the Compensation Committee in performing its duties with regard to all other executive officers. The Compensation Committee does not delegate any of its authority to other persons. In recent years the Compensation Committee has not retained a compensation consultant in determining the base salary for our executive officers or for any other purpose.

With regard to the compensation of our Chief Executive Officer/President and our Chief Financial Officer, the Compensation Committee reviews individual performance, written comments and performance grades received from members of the Board regarding performance, relevant compensation information from salary surveys (when available), and summary information and periodically, comments from peer review questionnaires. The Chief Executive Officer also provides the Compensation Committee with a summary review of the President’s (except when the Chief Executive Officer and the President are the same person) performance. Based upon its review of all of the foregoing information, the Compensation Committee determines the form and amount of compensation for these officers, subject to Board approval of their base salaries. The base salary of the Chief Executive Officer/President is presently reviewed every year.

With regard to compensation for the other executive officers, the Compensation Committee reviews the Chief Executive Officer’s written summary review of the executive officers’ performance and this information may be supplemented by summary information and comments from periodic peer review questionnaires. The Chief Executive Officer also provides a recommendation as to the appropriate form and amount of compensation for each other executive officer. The Compensation Committee reviews and considers the recommendation of the Chief Executive Officer, makes adjustments as appropriate and approves them. This review and adjustment procedure is performed annually for the other executive officers.

The Compensation Committee does not establish the amount or form of Director compensation. These determinations are made and approved by the full Board; however, the Compensation Committee will periodically review and recommend to the Board compensation, equity-based plans and benefit programs for non-employee Directors. Grants of stock option awards and/or restricted or unrestricted shares to non-employee Directors are generally made annually upon consideration and approval by the full Board with each non-employee Director abstaining from voting on an award to him.

The Board has adopted a written charter for the Compensation Committee. The Board, in concert with the Compensation Committee, reviews and reassesses the charter for adequacy on an annual basis. A copy of the Compensation Committee Charter is available on our website at www.blondertongue.com under the “About Us/Investor Relations/Compensation Committee Charter” caption.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee is currently comprised of John Burke, Stephen K. Necessary, Gary P. Scharmett and Steven L. Shea, each of whom is a non-employee Director. Mr. Scharmett serves as the Chairman of the Nominating & Corporate Governance Committee. Each of the members of the Nominating & Corporate Governance Committee who served during 2021 was determined by the Board to be independent, as independence for nominating committee members is defined by NYSE American rules.

The Nominating & Corporate Governance Committee, among other things, considers and makes recommendations to the Board concerning the appropriate size of the Board and nominees to stand for election or fill vacancies on the Board, as well as the composition of our standing committees. In particular, the Nominating & Corporate Governance Committee identifies, recruits, considers and recommends candidates to fill positions on the Board in accordance with its criteria for Board membership (as such criteria are generally described below). In searching for qualified Director candidates to nominate for election at an annual meeting of stockholders, the Nominating & Corporate Governance Committee will initially consider nominating the current Directors whose terms are expiring and will consider their past performance on the Board, along with the criteria for Board membership, in determining whether to nominate them for re-election. In connection with nominations for elections at annual meetings or to fill vacancies in the Board, the Nominating & Corporate Governance Committee may solicit the current members of the Board to identify qualified candidates through their business and other organizational networks and may also retain director search firms as it determines necessary in its own discretion. The Nominating & Corporate Governance Committee will then consider the potential pool of Director candidates derived from the foregoing process, select the top candidates to fill the number of openings based on their qualifications, the Board’s needs (including the need for independent Directors) and the criteria for Board membership. The Nominating & Corporate Governance Committee will then conduct a thorough investigation of the proposed candidates’ backgrounds to ensure there is no past history that would disqualify such candidates from serving as Directors. Those candidates that are selected and pass the background investigation will be recommended to the full Board for nomination.

The criteria for a nominee to the Board include, among other things:

●	the highest personal and professional ethics, strength of character, integrity and values;

●	experience as a senior manager, chief operating officer or chief executive officer of a relatively complex organization or, if in a professional or scientific capacity, be accustomed to dealing with complex problems, or otherwise shall have obtained and excelled in a position of leadership;

●	education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom, and vision to exercise sound, mature judgments on a macro and entrepreneurial basis on matters which relate to our current and long-term objectives;

●	competence and willingness to learn our business, and the breadth of viewpoint and experience necessary for an understanding of the diverse and sometimes conflicting interests of stockholders and other constituencies;

●	the nominee should be of such an age at the time of election to assure a minimum of three years of service as a Director, and should be free and willing to attend regularly scheduled meetings of our Board and its committees over a sustained period and otherwise be able to contribute a reasonable amount of time to our company affairs;

●	the stature and capability to represent us before the public, stockholders, and other various individuals and groups that affect us; and

●	willingness to objectively appraise the performance of management in the interest of the stockholders and question management’s assumptions when inquiry is appropriate.

The Nominating & Corporate Governance Committee does not have a formal policy with respect to diversity. In order to enhance the overall quality of the Board’s deliberations and decisions, however, the Nominating & Corporate Governance Committee seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions with varied skill sets and expertise.

The Board has adopted a written charter for the Nominating & Corporate Governance Committee. The Board, in concert with the Nominating and Corporate Governance Committee, reviews and reassesses the charter for adequacy on an annual basis. A copy of the Nominating & Corporate Governance Committee Charter is available on our website at www.blondertongue.com under the “About Us/Investor Relations/Nominating Committee Charter” caption.

Audit Committee

The Company has a separately designated standing audit committee that has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and Rule 10A-3 promulgated under the Exchange Act. The Audit Committee is currently comprised of Anthony J. Bruno, Charles E. Dietz, Steven L. Shea, and James F. Williams, each of whom is a non-employee Director. The Audit Committee, among other things:

●	oversees our accounting and financial reporting process and audits of our financial statements;

●	selects, retains or terminates our independent registered public accounting firm;

●	reviews the plans and results of the audit engagement with the independent registered public accounting firm;

●	discusses with the independent registered public accounting firm all necessary accounting policies and practices to be used and alternative treatments of financial information discussed with management;

●	oversees the work of the independent registered public accounting firm;

●	evaluates and pre-approves audit and non-audit services provided by the independent registered public accounting firm;

●	reviews the independence of the independent registered public accounting firm;

●	assures the regular rotation of the audit partners;

●	considers the range of audit and non-audit fees and determines the compensation of the independent registered public accounting firm;

●	reviews financial and earnings information released to the public, analysts and other third parties; and

●	reviews the adequacy of our internal accounting controls.

Each of the members of the Audit Committee who served during 2020 was determined by the Board to be independent, as independence for audit committee members is defined by NYSE American and each also meets the requirements of Rule 10A-3 under the Exchange Act. In addition, the Board has determined that a member of the Audit Committee, Anthony J. Bruno, qualifies as an “audit committee financial expert” as defined in Section 407(d)(5)(ii) of Regulation S-K. The Board has adopted a written charter for the Audit Committee. The Board, in concert with the Audit Committee, reviews and reassesses the charter for adequacy on an annual basis. A copy of the Audit Committee Charter is available on our website at www.blondertongue.com under the “About Us/Investor Relations/Audit Committee Charter” caption.

Audit Committee Report

The Audit Committee of the Board of Directors has:

●	reviewed and discussed the audited financial statements with management;

●	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 1301, Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board;

●	received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence required by Rule 3526; and

●	discussed with Company’s independent registered public accounting firm their independence from the Company and its management required by Rule 3526.

Management is responsible for the preparation, presentation and integrity the Company’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with Standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has relied, without independent verification, on the information provided to it and on the representations of management and the independent registered public accounting firm that the financial statements have been prepared in conformity with United States generally accepted accounting principles.

Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Audit Committee

Anthony J. Bruno, Chairman

Charles E. Dietz

Steven L. Shea

James F. Williams

Board Policies Regarding Communications With the Board of Directors and Attendance At Annual Meetings

Our Board maintains a process for stockholders to communicate with the Board. A stockholder wishing to communicate with our Board, or any individual member(s) of the Board, can send a written communication to the attention of the Board (or specific individual Director(s), if applicable) at the following address: c/o Corporate Secretary, One Jake Brown Road, Old Bridge, New Jersey 08857. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Our Corporate Secretary will forward such communication to the full Board or to any individual Director or Directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case our Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

While we do not have a formal written policy regarding Board member attendance at our Annual Meeting, we actively encourage our Directors to attend the Annual Meeting of Stockholders. All Directors and executive officers at the time of our 2021 Annual Meeting of Stockholders other than Mr. Anthony Bruno attended (or participated by remote video conference) in the 2021 Annual Meeting.

2021 Director Compensation

The following table discloses the actual compensation paid to or earned by each of our Directors who is not also a named executive officer in fiscal year 2021:

Name	Fees Earned or Paid in Cash ($)(1)	Stock and Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Rick Briggs	20,063	30,546	(3)	–	50,609
Anthony J. Bruno	21,368	39,836	(3)	–	61,204
John Burke	24,288	24,956	(3)	–	49,244
Charles E. Dietz	15,938	66,156	(3)	–	82,094
Michael Hawkey	20,063	32,956	(3)	–	53,019
Stephen K. Necessary	21,368	40,276	(3)	–	61,644
Gary P. Scharmett	55,238	24,956	(3)	–	80,194
Steven L. Shea	45,034	28,706	(3)	–	73,740
James F. Williams	53,838	24,956	(3)	–	78,794
James H. Williams	24,188	24,956	(3)	–	49,144
Robert J Palle	15,938	21,900	(3)	–	37,838

(1)	Certain of our Directors have entered into deferred compensation agreements with the Company that give those Directors the ability to defer cash Director fees otherwise payable to them in exchange for the Company’s obligation to deliver shares of Common Stock to them or pay such deferred fees in cash to them in the future. During 2021, certain Directors received shares of Common Stock and/or cash based on deferrals agreed to by such Directors in 2020.
(2)	The amounts in the “Stock and Option Awards” column reflect (i) the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and (ii) the value of the shares of Common Stock received by Directors who elected to defer cash Director fees and accept shares in lieu of cash when paid. Assumptions used in the calculation of the stock option award amounts are included in Note 17 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)	In 2021, each non-employee Director was granted an option to purchase 20,000 shares of Common Stock.

Director Compensation Arrangements

In 2021, due to the impact of COVID 19 on the Company’s business, we paid each of our non-employee Directors an annual retainer of $25,000, in quarterly installments of $6,250.00, of which 15% of each quarterly retainer that would otherwise have been paid to each Director in cash, was paid in the form of shares of the Company’s Common Stock, by the issuance of a number of shares of unrestricted stock awards under the A&R Director Stock Purchase Plan (defined below), calculated by dividing (a) the dollar amount of the compensation allocated to equity for such date by (b) the fair market value of one share of Common Stock on such date. For 2021, we also eliminated payment of Director meeting attendance fees, and replaced Committee meeting attendance fees with the payment of an annual Committee service fee for the calendar year, paid quarterly in arrears, for each Committee upon which a Director served during that quarter, such that for the first Committee served by a given Director, an annual fee of $1,000 was earned, for the second Committee on which a given Director served, an additional $500 was earned and for the third Committee on which a given Director served (of which the Company presently has none), an additional $300 was earned. In addition, the non-employee Director serving as our Chairman of the Board received an additional annual retainer of $25,000, 15% of which was be paid by the issuance of shares of unrestricted stock awards of Common Stock granted under the A&R Director Stock Purchase Plan. The foregoing adjustments to director compensation for calendar year 2021 had approximately a $148,000 positive impact on our working capital.

In December 2021, due to the continuing impact of COVID 19 as well as supply chain constraints on the Company’s business, the Board of Directors determined to continue into 2022, the reduced director compensation plan that was implemented for calendar year 2021, subject to periodic review from time to time. Subsequently, during January 2022, in light of the continuing impact that COVID 19 and supply chain constraints were having on the Company’s business, the Board of Directors determined that for the period January 1, 2022 through June 30, 2022 (the “Adjusted Compensation Period”), it would eliminate all cash and unrestricted-stock based compensation (comprising the retainer and Committee service fees) otherwise payable to the directors and in lieu thereof grant to each Director non-qualified options to acquire 20,000 shares of the Company’s common stock. The Board of Directors will reevaluate director compensation for the second half of 2022 prior to the end of the Adjusted Compensation Period. The Board reserves the right to further modify or eliminate the foregoing adjustments to Director compensation in its discretion. We reimburse each Director for certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings. From time to time, in the sole discretion of the Board, we grant equity awards to our non-employee Directors.

On March 19, 2015, the Board adopted the Director Stock Purchase Plan, which was intended to enable outside Directors to allocate portions of their annual retainer fees to be paid in shares of the Company’s Common Stock, in lieu of cash payments. This plan was designed and derived from the Executive Stock Purchase Plan adopted by the Company in June 2014, which was intended to enable executive officers of the Company to allocate a portion of their base salary to be paid in shares of the Company’s Common Stock, in lieu of cash. In March 2016, the Company adopted the Amended and Restated Director Stock Purchase Plan, which replaced the Director Stock Purchase Plan. Under the Amended and Restated Director Stock Purchase Plan (“A&R Director Stock Purchase Plan”), the portion of Directors’ fees (including meeting fees, which were not permitted to be converted into Common Stock purchases under the Director Stock Purchase Plan) permitted to be paid in shares of the Company’s Common Stock, in lieu of cash, was increased and the new plan was made more flexible to encourage the non-employee Directors to elect to receive shares of the Company’s Common Stock in lieu of cash payments. In November 2016, the Company adopted the Second Amended and Restated Director Stock Purchase Plan, which replaced the A&R Director Stock Purchase Plan. Under the Second Amended and Restated Director Stock Purchase Plan (“Second A&R Director Stock Purchase Plan”), Directors were permitted to submit notices from time to time to the Company, deferring payment to such Director of all or a portion of the directors fees due or to become due to such director to a future date, not later than the last day of the first calendar quarter of the following calendar year. Director’s fees deferred under the Second A&R Director Stock Purchase Plan, in all cases are deemed to have been paid in the calendar year earned, even if payment thereof is deferred to the first quarter of the following calendar year. In August 2020, the Company adopted the Third Amended and Restated Director Stock Purchase Plan, which replaced the Second A&R Director Stock Purchase Plan. Under the Third Amended and Restated Director Stock Purchase Plan (“Third A&R Director Stock Purchase Plan”), certain timing restrictions were modified with regard to purchase dates falling outside of trading windows where the proposed purchased date is more than 60 days after the date that a director submits a notice of election under the Third A&R Director Stock Purchase Plan. In October 2020, the Third A&R Director Stock Purchase Plan was amended to modify the definition of “Fair Market Value” in respect of any share of Common Stock purchased thereunder after October 12, 2020, as such definition would apply when the Company’s Common Stock is traded on a National Securities Exchange, from the arithmetic mean of the high and low selling price on the consolidated tape, to the official closing price on the consolidated tape.

Director Benefit Plans

In May 2005, our stockholders approved the adoption of the Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan (the “Original 2005 Director Plan”). In May, 2014, our stockholders approved an amendment and restatement in its entirety of the Original 2005 Director Plan (as amended and restated, the “A&R 2005 Director Plan”), effective as of February 7, 2014, which, among other things, (i) increased the number of shares of Common Stock available for issuance under the A&R 2005 Director Plan, (ii) extended the term of the A&R 2005 Director Plan to February 7, 2024, (iii) made awards under the A&R 2005 Director Plan subject to clawback provisions under applicable law or under policies that may be adopted by us from time to time, and (iv) prohibited repricing of stock options absent advance stockholder approval.

The A&R 2005 Director Plan is administered by our Board. Under the A&R 2005 Director Plan, Directors who are not currently employed by us or by any of our subsidiaries and who have not been so employed within the past six months, are eligible to receive equity-based awards from time to time as determined by our Board. Under the A&R 2005 Director Plan, eligible Directors may be awarded stock options to purchase a number of shares of Common Stock (“Stock Options”), stock appreciation rights to receive the excess, if any, of the fair market value of a specified number of shares of Common Stock at the time of exercise over the grant price (“SARS”) or stock awards (“Stock Awards”) at no cost to the Director, which may be either restricted stock or unrestricted stock. Each grant of Stock Options, SARS or Stock Awards will be subject to a written Award Agreement, which shall specify the terms and conditions of the grant as determined by the Board; provided, however, that the exercise price for any Stock Options or SARS granted shall not be less than the fair market value of the underlying Common Stock on the date of grant. The A&R 2005 Director Plan expires on February 7, 2024.

At our 2016 Annual Meeting, our stockholders approved the adoption of the Blonder Tongue Laboratories, Inc. 2016 Director Equity Incentive Plan (the “2016 Director Plan”), which supplements the A&R 2005 Director Plan. In June, 2020, our stockholders approved an amendment of the 2016 Director Plan, effective as of January 23, 2020, which increased the number of shares of Common Stock available for issuance under the 2016 Director Plan from 400,000 shares to 900,000 shares. Thereafter, in October 2020, the 2016 Director Plan was amended to modify the definition of “Fair Market Value” in respect of any Awards (as defined in the 2016 Director Plan) made after October 12, 2020, as such definition would apply when the Company’s Common Stock is traded on a National Securities Exchange, from the arithmetic mean of the high and low selling price on the consolidated tape, to the official closing price on the consolidated tape. At this Annual Meeting, we are asking stockholders to approve a further amendment to the 2016 Director Plan to increase the number of shares of Common Stock available for issuance under the 2016 Director Plan from 900,000 shares to 1,650,000 shares.

The 2016 Director Plan is administered by our Board. Under the 2016 Director Plan, Directors who are not currently employed by us or by any of our subsidiaries and who have not been so employed within the six months preceding a grant, are eligible to receive equity-based awards from time to time as determined by our Board. The 2016 Director Plan authorizes the award of up to a maximum of 900,000 shares (which will be increased to 1,650,000 shares, if stockholders approve the proposal being presented at this Annual Meeting to increase the number of shares by 750,000). Any shares subject to an award issued under the 2016 Director Plan which is terminated, canceled, expired or forfeited for any reason will again be available for the grant of an award. Under the 2016 Director Plan, eligible Directors may be awarded Stock Options, SARS or Stock Awards, which may be either restricted stock or unrestricted stock. Each grant of Stock Options, SARS or Stock Awards will be subject to a written Award Agreement which shall specify the terms and conditions of the grant as determined by the Board; provided, however, that the exercise price for any Stock Options or SARS granted shall not be less than the fair market value of the underlying Common Stock on the date of grant. Awards under the 2016 Director Plan are subject to clawback provisions under applicable law or under policies that may be adopted by us from time to time, and Stock Options awarded under the 2016 Director Plan cannot be re-priced absent advance stockholder approval. The 2016 Director Plan expires on February 4, 2026.

EXECUTIVE COMPENSATION

Summary of Compensation Objectives and 2021 Compensation

Our Compensation Committee is responsible for evaluating and approving compensation for our executive officers. The individual who served as our Chief Executive Officer in 2021 and the other individuals included in the Summary Compensation Table on page 19 are referred to as the “named executive officers.” This section discusses our compensation objectives and provides an overview of the application of these objectives with regard to the compensation paid to our named executive officers in 2021.

The primary objective of our executive compensation program is to assist us in attracting, retaining and motivating talented executives to execute our business strategy and maximize short-term and long-term profits and stockholder value. We seek to achieve these objectives by:

●	providing direct compensation and rewards programs that are externally competitive to attract and retain the talent needed;

●	rewarding performance of executives who contribute to strategic and operational goals; and

●	providing compensation that aligns with long-term business objectives and stockholders’ interests.

The key elements of our executive officer compensation program are:

●	base salary;

●	opportunities to receive annual incentive compensation based, in some circumstances, on the achievement of individual or Company performance goals; and

●	long-term incentive compensation.

The Compensation Committee considers various factors when making compensation decisions with regard to the named executive officers, including external market forces, individual circumstances and performance. A description of these factors and the procedures followed by the Compensation Committee in determining executive compensation are set forth above under “Meetings of the Board of Directors; Committees–Compensation Committee.”

Our compensation program has been designed to promote a performance-based culture which aligns the interests of our named executive officers and other officers with the interests of our stockholders. Our compensation program makes a portion of executive pay subject to achievement of performance targets. A portion of our named executive officers’ compensation is also based on equity awards with long-term vesting requirements. These awards are intended to create long-term incentives as the benefits to the executive are tied to increases in the value of our stock.

The historical payouts under our Executive Bonus Plan (as defined below) are evidence of the pay for performance structure of our compensation program. For example, based on the improvement in operating results in fiscal 2010 as compared to fiscal 2009, bonuses were paid under the Executive Bonus Plan to the named executive officers upon the achievement of the pre-tax income objectives set under the Executive Bonus Plan. In contrast, since 2010, we have not paid any bonuses to the named executive officers under the Executive Bonus Plan, due to the failure to meet the objectives that were set at the beginning of each of the relevant fiscal years.

Base Salary. Base salaries are intended to provide a level of cash compensation that is externally competitive in relation to the responsibilities of the executive’s position, with adjustments reflective of recent performance. Individual salaries for executive officers are generally reviewed annually by the Compensation Committee in accordance with the procedures described above, including their respective performance reviews. The performance evaluation focuses on the executive’s performance during the past year of the responsibilities of such executive’s position, the executive’s improvement in areas where any deficiencies may have been noted in the past, and the executive’s achievement of any specific goals and objectives which may have been established for such executive, including achievement of budget objectives. Our overall profit for the fiscal year, the executive’s individual contribution to that profit, and general economic and industry conditions are also considered. This assessment of individual performance contributions is, however, subjective and not conditioned upon the achievement of any specific, pre-determined performance targets.

It has been and continues to be the philosophy of the Compensation Committee that opportunities for significant increases in annual compensation by our senior executives should generally be derived from performance based results that are aligned with the interests of the Company’s stockholders or in connection with significant changes in the scope and nature of the responsibilities assigned to a particular executive. As such, annual adjustments for our senior executives have historically been modest (and have even remained flat or have been reduced from time to time), while opportunities to earn bonus payments tied to the Company’s net profits have been regularly made available under the Executive Bonus Plan.

Bonus Plan. We provide executives with an annual opportunity to earn cash incentive awards through the Executive Officer Bonus Plan (the “Executive Bonus Plan”). These cash bonuses are intended to motivate and reward the achievement of short-term profit, which is a key element of the Compensation Committee’s overall compensation philosophy. Cash bonus awards under the Executive Bonus Plan are paid to officers during a particular fiscal year based upon and relating to our financial performance during the prior fiscal year. During the first quarter of each fiscal year, we designate which of our executive officers are to participate in the Executive Bonus Plan for that year. We then establish one or more objective performance goals for the participants and a formula to determine bonus payments based on the achievement of the articulated goal(s). Presently, the bonus for any participant may not exceed 100% of the participant’s base salary. Since the performance goals for 2021 were not met, no bonuses were paid to the named executive officers for 2021. In March 2022, the Compensation Committee determined to forego designating any of the Company’s officers as participants under the Executive Bonus Plan for calendar year 2022.

Long-Term Incentives. Long-term incentives are intended to motivate and retain executives and reward them based upon our long-term performance. Our primary vehicle for providing these incentives is the grant of equity-based and other performance awards under our Amended and Restated 2005 Employee Equity Incentive Plan (“A&R 2005 Employee Plan”) and our 2016 Employee Equity Incentive Plan (“2016 Employee Plan”). In 2020 and 2021, the Compensation Committee granted stock options vesting over a three-year period. The Compensation Committee believes stock options provide long-term incentives to executives while aligning their interests with those of the public stockholders, as the executive only benefits if the stock price increases after the date of grant and only by the amount of the increase. While the Compensation Committee subjectively determines the number of options to be granted, it generally considers the following in making its decisions:

●	the number of outstanding options in relation to the number of outstanding shares of our Common Stock to determine the dilutive effect of additional options;

●	the number of outstanding options that have an exercise price below the current market price (and the magnitude of the exercise price below the current market price) to determine the incentive being created by the outstanding options;

●	the position and level of responsibility of the executive officer and his or her recent performance; and

●	the number of shares owned and options outstanding for an individual executive officer to determine the incentive effect of further options.

The Compensation Committee believes that restricted stock awards provide the recipients of such awards with an immediate tangible benefit of “ownership” in a way that awards of stock options do not necessarily provide, and also encourage continuing loyalty because of the vesting periods applicable to those awards.

Similar to other types of compensation, the Compensation Committee determines the grant of equity-based awards to the Chief Executive Officer and the other named executive officers.

Summary Executive Compensation

The following table summarizes the total compensation paid to or earned by our Chief Executive Officer and our other named executive officers for services rendered to us in all capacities for the fiscal years ended December 31, 2021 and 2020.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Edward R. Grauch	2021	265,440		-	63,600	1,700	(3)	330,740
Chief Executive Officer,President(2)	2020	299,407		-	18,495	2,353	(3)	320,255

Eric Skolnik	2021	206,609		-	63,600	3,315	(5)	273,524
Chief Financial Officer,Treasurer and Secretary(4)	2020	221,783		-	18,495	2,353	(5)	242,631

Ronald Alterio	2021	238,617		-	63,600	2,882	(7)	305,099
Vice President-Operations,Chief Technology Officer(6)	2020	246,270	(9)	-	26,715	2,255	(7)	275,240

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 17 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. There were no stock awards in 2021 or 2020.
(2)	Mr. Grauch and the Company have entered into deferred compensation agreements. Pursuant to the agreements, Mr. Grauch has agreed to defer a percentage of his cash compensation and as of each date on which compensation that would otherwise have been paid to him is deferred, the Company accrues a number of shares of Common Stock calculated by dividing (i) the dollar amount of the deferred compensation for such date by (ii) the fair market value of one share of Common Stock. For 2021, the amount shown in the “Salary” column includes (A) $190,440 in cash salary and (B) $75,000 of value of deferred compensation. For 2020, the amount shown in the “Salary” column includes (C) $204,833 in cash salary and (D) $94,574 of value of deferred compensation. See “Deferred Compensation Agreements,” below.
(3)	The amounts shown in the “All Other Compensation” column for Mr. Grauch include our matching contribution to our 401(k) defined contribution plan for the benefit of Mr. Grauch and the dollar value of life insurance premiums paid by us with respect to life insurance for the benefit of Mr. Grauch.
(4)	Mr. Skolnik and the Company have entered into a deferred compensation agreement. Pursuant to the agreement, Mr. Skolnik has agreed to defer a percentage of his cash compensation and as of each date on which compensation that would otherwise have been paid to him is deferred, the Company accrues a number of shares of Common Stock calculated by dividing (i) the dollar amount of the deferred compensation for such date by (ii) the fair market value of one share of Common Stock. For 2021, the amount shown in the “Salary” column includes (A) $184,974 in cash salary and (B) $21,635 of value of deferred compensation. For 2020, the amount shown in the “Salary” column includes (C) $211,859 in cash salary and (D) $9,924 of value of deferred compensation. See “Deferred Compensation Agreements,” below.
(5)	The amounts shown in the “All Other Compensation” column for Mr. Skolnik include our matching contribution to our 401(k) defined contribution plan for the benefit of Mr. Skolnik and the dollar value of life insurance premiums paid by us with respect to life insurance for the benefit of Mr. Skolnik.
(6)	Mr. Alterio and the Company have entered into a deferred compensation agreement. Pursuant to the agreement, Mr. Alterio has agreed to defer a percentage of his cash compensation and as of each date on which compensation that would otherwise have been paid to him is deferred, the Company accrues a number of shares of Common Stock calculated by dividing (i) the dollar amount of the deferred compensation for such date by (ii) the fair market value of one share of Common Stock. For 2021, the amount shown in the “Salary” column includes (A) $214,578 in cash salary and (B) $24,089 of value of deferred compensation. For 2020, the amount shown in the “Salary” column includes (C) $227,727 in cash salary and (D) $18,543 of value of deferred compensation. See “Deferred Compensation Agreements,” below.
(7)	The amounts shown in the “All Other Compensation” column for Mr. Alterio include our matching contribution to our 401(k) defined contribution plan for the benefit of Mr. Alterio and the dollar value of life insurance premiums paid by us with respect to life insurance for the benefit of Mr. Alterio.

Compensation Plans and Arrangements

Employment, Severance and Change-of Control Arrangements

Other than our current standard employee severance policy applicable to all salaried employees, which entitles them, upon involuntary termination without cause, to one week of pay for each year of service up to a maximum of six weeks of pay, we have no employment, severance or change-of-control agreements with any of our named executive officers, each of whom is employed by us on an at-will basis. Our named executive officers serve at the will of the Board, which enables us to terminate their employment with discretion as to the terms of any severance arrangement beyond our current standard policy.

Executive Officer Bonus Plan

We provide our executives with an annual opportunity to earn cash incentive awards through our Executive Officer Bonus Plan. The performance goals are expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flows, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with our past performance (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding. Performance goals need not be uniform among participants.

After our financial results for a fiscal year have been determined, the Compensation Committee will certify the level of performance goal attainment and the potential bonus payment for each participant. The Compensation Committee has full authority to decrease the amount that would otherwise be payable to any participant for a fiscal year.

For the 2021 fiscal year, all of the named executive officers were participants under the Executive Officer Bonus Plan. The participants were entitled to share in a Bonus Pool (“Bonus Pool”) based upon a subjectively determined allocation, which took into account the relative compensation levels of the executives as well as other subjective factors related to overall job performance in 2021, such as the ease with which the executive could be replaced, whether further opportunities for advancement within the Company existed for the executive, teamwork skills, perceived efforts, interpersonal relationships and overall job performance. The Bonus Pool for 2021 was equal to the lesser of (i) the sum of the base salary of all participants in the aggregate, or (ii) the sum of (a) 10% of the first $1 million (or portion thereof) of our pre-tax income (“Adjusted Net Income”), plus (b) 15% of the next $1 million (or portion thereof) of our Adjusted Net Income, plus (c) 20% of the next $1 million (or portion thereof) of our Adjusted Net Income, plus (d) 25% of the next $1 million (or portion thereof) of our Adjusted Net Income, plus (e) 20% of the next $1 million (or portion thereof) of our Adjusted Net Income, plus (f) 10% of our Adjusted Net Income in excess of $5 million, all as set forth on our audited financial statements (in all cases calculated before taking into account any accrual for such Bonus Pool). Further, no bonus would be paid to any participant unless the Bonus Pool (calculated in the manner described above) equaled or exceeded $90,000. Based upon our reported Adjusted Net Income for 2021, no bonuses were paid to our named executive officers relating to such year.

Deferred Compensation Agreements

During 2020, the Company and certain of its executive officers, including Messrs. Grauch, Skolnik and Alterio, entered into deferred compensation agreements. Pursuant to these agreements, the executive officers agreed to suspend the payment of a percentage of such executive officers’ cash compensation for all or a portion of the 2020 calendar year in exchange for the Company accruing, on each date that the cash compensation would otherwise be payable, a number of shares of the Company’s Common Stock equal to the cash compensation otherwise payable on such date divided by the fair market value of the Common Stock on such date.

Pursuant to Mr. Grauch’s initial agreement, he agreed to suspend 25% of his compensation, and the Company is obligated during 2021, on the first business day following the close of each calendar quarter of 2021, to distribute to Mr. Grauch that number of shares of Common Stock accrued pursuant to the agreement during the corresponding quarter of 2020. Mr. Grauch and the Company entered into an additional agreement pursuant to which he agreed to suspend an additional 10% of his compensation covering the period May 3, 2020 through December 12, 2020, and the Company was obligated, on or before March 15, 2021, to distributed to Mr. Grauch that number of shares of Common Stock accrued pursuant to the additional agreement. Messrs. Skolnik and Alterio also entered into similar agreements with the Company, providing for a suspension of 5% (Mr. Skolnik) and 10% (Mr. Alterio) of each executive officer’s compensation covering the period May 3, 2020 through December 12, 2020. In connection with those agreements, the Company was obligated, on or before March 15, 2021, to distribute to Messrs. Skolnik and Alterio that number of shares of Common Stock accrued pursuant to these agreements. The number of number of shares of the Company’s Common Stock accrued in connection with these agreements was equal to the cash compensation otherwise payable on the applicable date divided by the fair market value of the Common Stock on such date. The “fair market value” is equal to the official closing price on the NYSE American consolidated tape on the calculation date, or if that day in not a trading day on the trading day immediately preceding such day, as long as the Company’s Common Stock is listed on the NYSE American exchange.

During 2021, the Company and Messrs. Grauch, Skolnik and Alterio also entered into deferred compensation agreements. Pursuant to these agreements, the executive officers agreed to suspend the payment of a percentage of such executive officers’ cash compensation. Messrs. Skolnik, Alterio and Horvath each agreed to the deferral of ten percent (10%) of the cash compensation to be earned by him for a period beginning with the second regular pay period of 2021 and extending through December 25, 2021. Mr. Grauch agreed to a deferral of twenty five percent (25%) of the cash compensation to be earned by him during 2021. As of each date on which compensation that would otherwise have been paid is deferred pursuant to these agreements, the Company is obligated to accrue a number of shares of its Common Stock calculated by dividing (i) the dollar amount of the deferred compensation for such date by (ii) the fair market value of one share of the Common Stock. The “fair market value” is equal to the official closing price on the NYSE American consolidated tape on the calculation date, or if that day in not a trading day on the trading day immediately preceding such day, as long as the Company’s Common Stock is listed on the NYSE American exchange. In connection with those agreements, the Company is obligated during 2022, on the first business day following the close of each calendar quarter of 2022, to distribute to Mr. Grauch that number of shares of Common Stock accrued pursuant to the agreement during the corresponding quarter of 2021. The Company was obligated on or before March 15, 2022, to distribute the number of shares of Common Stock accrued pursuant to these agreements for Messrs. Skolnik, Alterio and Horvath.

Employee Benefit Plans

In May 2005, our stockholders approved the adoption of the Blonder Tongue Laboratories, Inc. 2005 Employee Equity Incentive Plan (the “Original 2005 Employee Plan”). Our stockholders approved an amendment and restatement in its entirety of the Original 2005 Employee Plan in May 2014 (as amended and restated, the “A&R 2005 Employee Plan”) which, among things (i) increased the number of shares of Common Stock available for issuance under the A&R 2005 Employee Plan, (ii) extended the term of the A&R 2005 Employee Plan to February 7, 2024, (iii) made awards under the A&R 2005 Employee Plan subject to clawback provisions under applicable law or under policies that may be adopted by us from time to time, and (iv) prohibited repricing of stock options absent advance stockholder approval. In addition, at our annual meeting in 2018, stockholders approved an amendment to the A&R 2005 Employee Plan to increase the number of shares available for grants and awards under the A&R 2005 Employee Plan by 100,000.

The A&R 2005 Employee Plan is administered by the Compensation Committee of the Board. Under the A&R 2005 Employee Plan, our executive officers and other key employees, as determined by the Compensation Committee, are eligible to receive equity-based awards from time to time as determined by the Compensation Committee. Under the A&R 2005 Employee Plan, our executive officers and other key employees may be awarded stock options to purchase a number of shares of Common Stock (“Stock Options”), stock appreciation rights to receive the excess, if any, of the fair market value of a specified number of shares of Common Stock at the time of exercise over the grant price (“SARS”), stock awards at no cost to the executive officer or key employee (“Stock Awards”), which may be either restricted stock or unrestricted stock, or performance based awards to receive a number of shares of Common Stock if certain performance goals are met (“Performance Awards”). Each grant of a Stock Option, SAR, Stock Award or Performance Award will be subject to a written Award Agreement which shall specify the terms and conditions of the grant as determined by the Compensation Committee, provided, however, that the exercise price for any Stock Options or SARS granted shall not be less than the fair market value of the underlying Common Stock on the date of grant. The A&R 2005 Employee Plan expires on February 7, 2024.

At our 2016 Annual Meeting, our stockholders approved the adoption of the Blonder Tongue Laboratories, Inc. 2016 Employee Equity Incentive Plan (the “2016 Employee Plan”), which supplements the A&R 2005 Employee Plan.

The 2016 Employee Plan is administered by the Compensation Committee of the Board. Under the 2016 Employee Plan, our executive officers and other key employees, as determined by the Compensation Committee, are eligible to receive equity-based awards from time to time as determined by the Compensation Committee. The 2016 Employee Plan authorizes the award of up to a maximum of 3,000,000 shares. Any shares subject to an award issued under the 2016 Employee Plan which is terminated, canceled, expired or forfeited for any reason will again be available for the grant of an award. Under the 2016 Employee Plan, our executive officers and other key employees may be awarded Stock Options, SARS, Stock Awards, which may be either restricted stock or unrestricted stock, and Performance Awards. Each grant of a Stock Option, SAR, Stock Award or Performance Award will be subject to a written Award Agreement which shall specify the terms and conditions of the grant as determined by the Compensation Committee; provided, however, that the exercise price for any Stock Options or SARS granted shall not be less than the fair market value of the underlying Common Stock on the date of grant. Awards under the 2016 Employee Plan are subject to clawback provisions under applicable law or under policies that may be adopted by us from time to time, and Stock Options awarded under the 2016 Employee Plan cannot be re-priced absent advance stockholder approval. The 2016 Employee Plan expires on February 4, 2026. At our annual meeting in 2017, stockholders approved an amendment to the 2016 Employee Plan, to increase the annual individual award limits relating to stock options and stock appreciation rights from 100,000 to 250,000 shares of Common Stock. At our annual meeting in 2018, stockholders approved an amendment to the 2016 Employee Plan to increase the number of shares available for grants and awards under the 2016 Employee Plan by 2,000,000 to its current limit of 3,000,000 shares. In October 2020, the 2016 Employee Plan was amended to modify the definition of “Fair Market Value” in respect of any Awards (as defined in the 2016 Employee Plan) made after October 12, 2020, as such definition would apply when the Company’s Common Stock is traded on a National Securities Exchange, from the arithmetic mean of the high and low selling price on the consolidated tape, to the official closing price on the consolidated tape.

In 2021, Mr. Grauch was awarded options to purchase 60,000 shares of our Common Stock, Mr. Skolnik was awarded options to purchase 60,000 shares of our Common Stock, and Mr. Alterio was awarded options to purchase 60,000 shares of our Common Stock. In each case, such options vest over three years in equal annual installments on each anniversary of the award date.

Retirement and Other Benefits

Each of the named executive officers is eligible to participate in our 401(k) Savings and Investment Retirement Plan, which covers all full-time employees and is qualified under Section 401(k) of the Internal Revenue Code. Under this plan, we historically matched 50% of each participating employee’s salary deferral up to a maximum match of 3% of eligible compensation. On April 1, 2020, the Company suspended the match; the match was subsequently restored during 2021.

We maintain group term life insurance for our employees, including our named executive officers, for which each participating employee designates his or her own beneficiary.

Outstanding Equity Awards Table

The following table discloses for each named executive officer all shares of our Common Stock underlying unexercised options as of December 31, 2021.

Outstanding Equity Awards At December 31, 2021

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)
Edward R. Grauch	245,000	105,000	(3)	0.880	10/29/2028	–	–
	105,000	45,000	(3)	0.880	10/29/2028
	15,000	30,000		0.595	5/23/2030
		60,000		1.48	3/19/2031

Eric Skolnik	25,000			1.05	05/17/2022	–	–
	25,000			1.00	05/17/2023
	25,000			0.94	05/23/2024
	37,500			0.55	04/04/2027
	42,500			0.87	05/15/2028
	13,333	6,667		1.095	04/03/2029
	15,000	30,000		0.595	05/22/2030
		60,000		1.48	03/19/2031

Ronald Alterio	150,000			1.19	08/16/2028	–	–
		50,000	(4)	1.39	08/31/2028
	21,667	43,333		0.595	05/22/2030
		60,000		1.48	03/19/2031

(1)	Unless otherwise noted, all option awards were made under the A&R 2005 Employee Plan or the 2016 Employee Plan.
(2)	Unless otherwise noted, all options vest in three equal installments on the first, second and third anniversaries of the date of grant.
(3)	The vesting schedule for these options is (i) options with respect to 100,000 shares vest on each of the first two anniversaries of Mr. Grauch’s date of employment and (ii) options with respect to 150,000 shares vest on each of the third and fourth anniversaries of Mr. Grauch’s date of employment.
(4)	These options vest four years following the date of grant.

PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO OUR 2016 DIRECTOR EQUITY INCENTIVE PLAN
TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK
AVAILABLE FOR GRANTS AND AWARDS BY 750,000

Background of the Proposal

At the Annual Meeting, stockholders will be presented with a proposal to approve the adoption of an amendment (the “Plan Amendment”) to our 2016 Director Equity Incentive Plan (“2016 Director Plan”) to increase the aggregate number of shares of Common Stock available for grants and awards under the 2016 Director Plan by 750,000. When it was adopted by the Board and approved by our stockholders in 2016, the 2016 Director Plan authorized 400,000 shares of our Common Stock for grant under the plan. At our 2019 Annual Meeting, the number of shares authorized for grant under the 2016 Director Plan was increased by 500,000. If the Amendment is approved, a total of 1,650,000 shares of Common Stock will be authorized for grant under the 2016 Director Plan. As of April 14, 2022, a total of 1,166,663 shares have been granted or reserved for issuance upon the exercise of options granted under the 2016 Director Plan; however, the issuance of 400,000 shares in connection with grants of options to purchase shares of our Common Stock made with a grant date of April 7, 2022, and any additional shares issuances in connection with grants may under the 2016 Director Plan in the future are contingent upon stockholder approval of this Proposal 2.

The 2016 Director Plan authorizes the Board to grant equity-based awards to our non-employee Directors. The purpose of the 2016 Director Plan is to promote our success and enhance our value by linking the personal interests of our non-employee Directors to those of our stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to stockholders. The 2016 Director Plan is designed to give the Board flexibility in structuring awards that will achieve these objectives. The Board believes that an increase in the number of shares available for grant is necessary, as the number of shares currently available is insufficient given our incentive strategy and the recently announced actions taken by the Board to preserve the Company's cash resources by providing for payment of Director fees through equity grants.

Summary Description of the 2016 Director Plan

The following is a summary of the material provisions of the 2016 Director Plan. The paragraph below entitled "Number of Shares" describes the Amendment to the 2016 Director Plan that you will be voting on in this Proposal 2. Only the Amendment is the subject of the stockholder vote. If stockholders approve this Proposal 2, Section 5.1 of the 2016 Director Plan will be amended to increase the maximum number of shares available for issuance thereunder to 1,650,000 and the remainder of the 2016 Director Plan will continue in full force and effect. If stockholders do not approve this Proposal 2, the 2016 Director Plan will continue in effect with the maximum number of shares available for issuance thereunder remaining at 900,000. The full text of the proposed amendment to the 2016 Director Plan is included in Appendix A to this Proxy Statement. The full text of the 2016 Director Plan conformed to include Amendment No. 1 and Amendment No. 2 thereto, which were previously adopted (but not including the proposed Amendment ) is included as Appendix B to this Proxy Statement and we urge you to read Appendix B, as the summary below does not purport to be a complete description of all of the provisions of the 2016 Director Plan and is qualified in its entirety by reference to the text of that document.

Number of Shares. The aggregate number of shares currently authorized for grant under the 2016 Director Plan is 900,000. The Amendment, if approved by stockholders, would increase the number of shares authorized for grant to 1,650,000.

Administration. The 2016 Director Plan is administered by the Board.

Eligibility; Participation. All of our Directors who are not currently, nor have been within the past six months, employed by us or any subsidiary of ours are eligible to become participants in the 2016 Director Plan. The Board selects from time to time, from among all eligible individuals, the persons who shall be granted an award under the 2016 Director Plan.

Term of 2016 Director Plan. The 2016 Director Plan became effective as of February 4, 2016 and will terminate on February 4, 2026. Our Board has the right to terminate the 2016 Director Plan prior to such date without prejudice in any material way to the holders of any awards then outstanding.

2016 Director Plan Awards. The 2016 Director Plan authorizes the Board to grant a variety of incentive awards to participants, as described below. Each award will be evidenced by a written Award Agreement, which specifies the terms and conditions of the particular award, as determined by the Board in its discretion, subject to the limitations set forth in the 2016 Director Plan.

Stock Options. The Board may award stock options (“Options”) to purchase a specified number of shares of Common Stock. The exercise price of an Option will be determined by the Board of Directors and may be no less than the fair market value of the underlying shares on the date of grant. Moreover, any outstanding Options cannot be re-priced, absent prior approval of the stockholders. Only Options that are NQOs may be awarded to participants under the 2016 Director Plan. The Board will determine the term of the Option, the vesting periods and the permissible methods of payment of the exercise price (e.g., cash, shares of Common Stock, cashless exercise, etc.), and this will be reflected in the Award Agreement.

Stock Appreciation Rights. A stock appreciation right (“SAR”) gives the participant the right to receive the excess (if any) of the fair market value of a specified number of shares of Common Stock at the time of exercise over the grant price of the SAR (which shall not be less than the fair market value of the shares on the date of grant). The terms, methods of exercise, methods of settlement (e.g., cash, shares of Common Stock, or a combination thereof), and any other terms and conditions of any SAR will be determined by the Board at the time of the grant of the award and is reflected in the Award Agreement.

Stock Awards. The Board may award shares of our Common Stock to a participant at no cost to the participant. The award may take the form of an immediate transfer of shares which are subject to forfeiture if conditions specified by the Board are not met (“Restricted Stock”). Alternatively, the award may take the form of an immediate transfer of shares which are not subject to a risk of forfeiture or a deferred transfer of shares if and when the conditions specified by the Board are met (“Unrestricted Stock”). The criteria for avoiding forfeiture of Restricted Stock, or receiving a deferred transfer of Unrestricted Stock, may be the completion of a period of continuous service on the Board, or satisfaction of specified performance goals, or a combination thereof.

Interpretation. The Board has the power to set, alter or change the rules, guidelines and regulations for the administration of the 2016 Director Plan, and to interpret the 2016 Director Plan, any awards under the 2016 Director Plan, and any and all guidelines, rules and regulations adopted pursuant to the 2016 Director Plan. Any determinations made by the Board will be conclusive and binding on all 2016 Director Plan participants and their beneficiaries.

Amendments. The Board may, from time to time, in its discretion, amend or supplement any provision of the 2016 Director Plan, in whole or in part; provided however, no amendment may be made to modify the requirements for eligibility for participation, to increase the number of shares of our Common Stock with respect to which awards may be granted under the 2016 Director Plan to permit re-pricing of Options or extend the term of the 2016 Director Plan unless approved by our stockholders. No amendment to the 2016 Director Plan may adversely affect the rights of participants in any material way with respect to outstanding awards without the consent of the affected participants.

Anti-Dilution. The number of shares with respect to which awards may be granted under the 2016 Director Plan, the number of shares of our Common Stock subject to any outstanding award, and the nature of the securities which may be issued under the 2016 Director Plan, in each case shall be adjusted as a result of stock splits, stock dividends, or other subdivisions or combinations of our Common Stock, or reorganizations, mergers, consolidations, dividends or reclassifications affecting us. In particular, in the event of our merger, liquidation or dissolution, or a sale of all or substantially all of our assets, the Compensation Committee has discretion to cancel or exchange outstanding awards for cash or other securities as described in more detail in Article 11 of the 2016 Director Plan.

Limits on Transfer. No right or interest of a participant in any award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such participant to any other party other than the Company. No award is assignable or transferable by a participant other than by will or the laws of descent and distribution, except that the Board, in its discretion, may permit a participant to make a gratuitous transfer of an award to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals.

Clawback. The 2016 Director Plan provides that any award under the 2016 Director Plan is subject to our ability to recoup or recover (i.e., clawback) any such award, Common Stock or other consideration previously granted pursuant to (i) any compensation recovery or recoupment policy to be adopted by us from time to time in the future, or (ii) any other applicable law, regulation or stock exchange rule.

Federal Tax Consequences of 2016 Director Plan

The following is a summary of the principal federal tax consequences of the 2016 Director Plan under the Code, based on laws and regulations in effect on the date of this Proxy Statement, which laws and regulations are subject to change, and does not purport to be a complete description of the federal tax aspects of the 2016 Director Plan.

A participant does not realize taxable income upon the award of an Option. The participant will realize ordinary compensation income at the time of exercise equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, and we will be entitled to a tax deduction for the same amount.

A participant does not realize taxable income upon the award of a SAR. The participant will realize ordinary compensation income upon the receipt of the cash or Common Stock resulting from the exercise of a SAR, and we will be entitled to a tax deduction for the same amount.

In general, a participant does not realize taxable income upon the award of Restricted Stock; the value of the Restricted Stock will be taxable to the participant as ordinary compensation income if and when the forfeiture restrictions lapse. However, a participant may make an election under Section 83(b) of the Code (“83(b) Election”) to be taxed on the value of the Restricted Stock at the time of the award. If a participant makes an 83(b) Election, he or she will not be taxed on the Restricted Stock if and when the forfeiture restrictions lapse. A participant would make an 83(b) Election by filing a written statement with the IRS no later than 30 days after the date of the award of the Restricted Stock. A copy of that statement also must be given to us, and another copy must be attached to the participant’s income tax return for the year of the award.

A participant will realize ordinary compensation income upon the receipt of Unrestricted Stock equal to the value of the Unrestricted Stock at that time.

We will be entitled to a tax deduction attributable to Restricted Stock or Unrestricted Stock equal to the amount taxable to the participant, and at the time it is taxable to the participant. We will have the authority and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any taxable event arising as a result of the 2016 Director Plan. A participant may elect to have us withhold from the Common Stock that would otherwise be received upon the exercise of any Option, a number of shares having a fair market value equal to the minimum statutory amount necessary to satisfy our applicable federal, state, local and foreign tax withholding obligations.

All awards under the 2016 Director Plan that are subject to Section 409A of the Code shall be structured to comply with Section 409A. Section 409A provides limitations on nonqualified deferred compensation. Section 409A contains rules affecting elections to defer compensation and the actual payment of the deferred compensation. For purposes of Section 409A, “deferred compensation” is defined in a very broad manner, and could include certain types of awards under the 2016 Director Plan, such as SARs, Restricted Stock and Unrestricted Stock. Award recipients could be subject to adverse federal income tax consequences to the extent that their awards do not comply with Section 409A.

Awards Under the 2016 Director Plan

As of April 14, 2022, all of our current non-employee Directors as a group have been awarded (i) an aggregate of 110,000 shares of unrestricted and restricted Stock and (ii) options to purchase a total of 1,056,663 shares of our Common Stock at exercise prices ranging from $0.55 to $1.48 per share under the 2016 Director Plan. The vesting and exercisability of the option awards is subject to continued service as a Director. This disclosure of shares subject to awards granted under the 2016 Director Plan (i) excludes awards that have been cancelled or forfeited and (ii) includes awards of options that have been approved by the Board subject to stockholder approval of Proposal 2. Additional information regarding the awards of options that have been approved by the Board subject to stockholder approval of Proposal 2 is presented below under "—New Plan Benefits." Because additional awards under the 2016 Director Plan are at the discretion of the Board, the future benefits to be received by or allocated to any of the eligible participants, either individually or as a group, cannot be determined at this time.

New Plan Benefits

As discussed above under "—New Plan Benefits," the Board has awarded options to purchase shares of our Common Stock to Directors subject to the approval of our stockholders of Proposal 2. The table below provides information with respect to those awards. Because any future awards under the 2016 Director Plan are at the discretion of the Board, the future benefits to be received by or allocated to any of the eligible participants, either individually or as a group, if the Amendment is approved, cannot be determined at this time. In addition, because Proposal 2 relates only to a plan adopted for the benefit of non-employee directors, the table below does not include any information regarding officers or employees of the Company.

Name	Number of Units (#) (1)
All current non-executive directors as a group	400,000

(1)	Represents the aggregate number of shares issuable upon exercise of the options to purchase shares of Common Stock, assuming stockholder approval of Proposal 2, based on a per share exercise price of $0.57. Each non-employee director was awarded (i) in lieu of cash compensation for the period January 1 to June 30, 2022, an option to purchase 20,000 shares of Common Stock, which options will vest on September 30, 2022 and be exercisable for a period of 10 years. (ii) an option to purchase 20,000 shares of Common Stock, which options will vest on the first anniversary of the grant date of the options and be exercisable for a period of 10 years.

Equity Compensation Plan Information

The following table provides certain summary information as of December 31, 2021 concerning our compensation plans (including individual compensation arrangements) under which shares of our Common Stock may be issued.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights(#)		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights ($)	Awards of Restricted And Unrestricted Shares (#)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In The First Column) (#)
Equity Compensation Plans Approved By Security Holders	3,729,218	(1)	$0.892	–	667,794	(2)
Equity Compensation Plans Not Approved By Security Holders	500,000		$0.974	–	–
Total	4,229,218		$0.901	–	667,794

(1)	Includes shares of our Common Stock which may be issued upon the exercise of options or rights granted under (i) the A&R 2005 Employee Plan, (ii) the 2016 Employee Plan, (iii) the A&R 2005 Director Plan and (iv) the 2016 Director Plan.

(2)	Includes 96,579 and 437,045 shares of our Common Stock available for issuance as stock option grants, stock appreciation rights, restricted or unrestricted stock awards or performance based stock awards under the A&R 2005 Employee Plan and the 2016 Employee Plan, respectively. Includes 833 and 133,337 shares of our Common Stock available for issuance as stock option grants, stock appreciation rights, or restricted or unrestricted stock awards under the A&R 2005 Director Plan and 2016 Director Plan, respectively.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background of the Proposal

Our authorized capital stock presently consists of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. On April 4, 2022, the Board of Directors adopted, subject to stockholder approval, a proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000. The number of authorized shares of Preferred Stock would not be affected by the proposed amendment.

As of April 14, 2022, a total of 13,271,749 shares of Common Stock were issued and outstanding, no shares were held in treasury and no shares of preferred stock were issued and outstanding. In addition, as of April 14, 2022, there were (i) options outstanding to purchase an aggregate of 5,025,218 shares of Common Stock under our equity incentive plans and other compensatory agreements, (ii) 96,133 shares of Common Stock reserved for future issuance pursuant to deferred compensation agreements, (iii) 841,060 shares of Common Stock reserved for future issuance upon the exercise of outstanding warrants and (iv) 2,109,102 shares of Common Stock reserved for future issuance upon the conversion our outstanding convertible debt. Accordingly, as of April 14, 2022 out of the 25,000,000 shares of Common Stock presently authorized, 21,343,262 shares are issued or reserved for future issuance and 3,656,738 authorized shares of Common Stock remain available for future issuance.

If stockholders approve the proposed amendment, the first paragraph of Article Fourth of our Restated Certificate of Incorporation will be deleted in its entirety and replaced by the following:

The total number of shares of stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000), to be divided into two classes designated "Common Stock" and "Preferred Stock". The Corporation shall be authorized to issue (a) Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share, and (b) Five Million (5,000,000) shares of Preferred Stock, par value $.001 per share.

The proposed amendment, if approved by stockholders, would become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, in the form of Appendix C hereto, or at the later time set forth in such amendment. The Board reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the proposed amendment if the Board determines that the proposed amendment is no longer in the best interests of the Company and our stockholders.

If the proposed amendment is approved, subject to the discretion of the Board, we intend to file such amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting.

Reasons for the Proposed Increase

Over the past several years, the Company has used shares of Common Stock to, among other things, engage in financings and incentivize and compensate employees, non-employee directors and service providers (including through awards of options to purchase Common Stock, issuances of restricted and unrestricted stock, issuances of warrants to purchase Common Stock and issuances or reserves for issuance in connection with the conversion of convertible debt). We anticipate that we may issue additional shares of Common Stock in the future in connection with one or more of the following: (i) financing transactions, such as public or private offerings of Common Stock or convertible securities; (ii) equity incentive plans and compensation agreements and arrangements; (iii) partnerships, collaborations and other similar transactions; and (iv) other general corporate purposes that we have not yet identified.

We do not currently have any specific plans, proposals or arrangements, written or oral, to issue any of the proposed additional authorized shares of Common Stock for purposes other than in connection with equity based compensation plans or arrangements. However, the Board believes that the availability of additional authorized shares of Common Stock will provide the Company with flexibility in acting upon financing transactions to strengthen the Company's financial position, structuring compensation for employees and Directors and other opportunities where the Board believes that the issuance of stock may be a favorable alternative to using available cash resources or incurring additional indebtedness. Unless required by applicable law or stock exchange rules, no further vote of the holders of Common Stock will be required with respect to any such transaction.

Potential Effects of the Proposed Increase

The additional shares of Common Stock for which authorization is sought would be identical in powers, privileges and rights to the shares of Common Stock that are now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that we may issue.

The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our Common Stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our Common Stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the Company than they presently own.

Our Board recommends that stockholders vote FOR the approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

Proxies received by the Board will be voted FOR the approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock unless stockholders specify in their proxies a contrary choice.

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the requirements of Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers. The compensation details for our named executive offers are provided in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive officer pay program. This vote is not intended to address any specific item of our compensation program, but rather to address the Company’s overall approach to executive compensation as disclosed in this Proxy Statement in accordance with SEC rules.

Stockholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement, including the “Summary of Compensation Objectives and 2021 Compensation,” along with the Summary Compensation Table and other related compensation tables and narrative disclosure included in this Proxy Statement, which provide detailed information on the compensation of our named executive officers. This information is included on pages 17 through [23] of this Proxy Statement.

Our compensation program has been designed to promote a performance-based culture which aligns the interests of our named executive officers and other officers with the interests of our stockholders. Our program typically includes both cash incentive compensation and equity-based compensation elements. The opportunity to receive annual incentive cash compensation is tied to the achievement of specified performance objectives and is typically limited to not more than 100% of an executive officer’s annual base salary. In addition, a portion of our named executive officers’ compensation is based on equity awards, including awards, in some instances, with vesting requirements. The vesting requirements are intended to create long-term incentives as the executive only benefits if our stock price appreciates over the long-term and, in most cases, continues the executive’s employment with the Company. With respect to termination, severance and change of control compensation arrangements, as a general matter, other than our standard employee severance policy applicable to all salaried employees, we are not required to provide any severance, change of control or termination pay or benefits to any named executive officer, and they are not entitled to any tax gross-up payments in connection with any of our compensation programs.

We believe our compensation program aligns the named executive officers’ compensation with the Company’s short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are important to our success.

The Compensation Committee and the Board strongly support our compensation program and ask stockholders to vote in favor of the following non-binding, advisory resolution:

“Resolved, that the stockholders of Blonder Tongue Laboratories, Inc. hereby approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related narrative disclosures.”

Because this stockholder vote is advisory, it will not be binding on the Compensation Committee and the Board. However, the Compensation Committee and the Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Our Board recommends that stockholders vote FOR the advisory resolution approving the compensation of our named executive officers.

Proxies received by the Board will be voted FOR the advisory resolution approving the compensation of our named executive officers unless stockholders specify in their proxies a contrary choice.

PROPOSAL 5 – RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Marcum LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Marcum LLP has been our independent registered public accounting firm since October 24, 2005. We have been advised by Marcum LLP that neither it nor any member thereof has any financial interest, direct or indirect, in us or any of our subsidiaries, in any capacity. One or more representatives of Marcum LLP is expected to be present at this year’s Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to answer appropriate questions from stockholders.

Although the submission of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 to a vote of our stockholders is not required by our Bylaws, the Board is submitting it to stockholders to ascertain their views. If our stockholders do not ratify the appointment, we will not be bound to seek another independent registered public accounting firm for 2022, but the selection of another independent registered public accounting firm will be considered in future years.

Audit and Other Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees billed by Marcum LLP for professional services rendered for the years ended December 31, 2021 and December 31, 2020.

Services Rendered	2021	2020
Audit Fees	$227,168	$236,850
Audit-Related Fees	116,133	34,450
Tax Fees	25,774	29,000
All Other Fees	–	–
Total Fees	$369,075	$300,300

Audit Fees

The audit fees for fiscal years 2021 and 2020 were billed or expected to be billed for professional services rendered by Marcum LLP for the audit of our annual financial statements, the audit of our internal controls over financial reporting, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and assistance with earnings announcements furnished by us in our Current Reports on Form 8-K.

Audit-Related Fees

The audit-related fees for fiscal years 2021 and 2020 consisted principally of audits of our pension and 401(k) plans, and costs incurred related to our registration statements.

Tax Fees

Tax fees for fiscal years 2021 and 2020 consisted principally of preparing our U.S. federal and state income tax returns.

Our Audit Committee has reviewed the non-audit services currently provided by our independent registered public accounting firm during 2021 and 2020 and has considered whether the provision of such services is compatible with maintaining the independence of such independent registered public accounting firm in performing its audit services. Based on such review and consideration, the Audit Committee has determined that the provision of such non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval Policy for Services by Independent Registered Public Accounting Firm

Our Audit Committee has implemented pre-approval policies and procedures for the engagement of our independent registered public accounting firm for both audit and permissible non-audit services. Under these policies and procedures, all services provided by the independent registered public accounting firm must either (i) be approved by our Audit Committee prior to the commencement of the services, (ii) relate to assisting us with tax audits and appeals before a taxing authority or be services associated with periodic reports or registration statements filed by us with the SEC, all of which services are pre-approved by our Audit Committee, or (iii) be a de minimis non-audit service (as described in Rule 2-01(c)(7)(i)(C) of the SEC’s Regulation S-X) that does not have to be pre-approved as long as management promptly notifies our Audit Committee of such service and our Audit Committee approves it prior to the service being completed. Within these parameters, our Audit Committee annually approves the scope and fees payable for the year end audit, statutory audits and employee benefit plans audits to be performed by the independent registered public accounting firm for the next fiscal year. Our Audit Committee also may delegate pre-approval authority for permissible non-audit services to the Audit Committee’s Chairman. Any approvals of non-audit services made by our Audit Committee’s Chairman are then reported by him at the next Audit Committee meeting. All of the services provided by our independent registered public accounting firm during fiscal year 2021 and fiscal year 2020 were approved in accordance with our pre-approval policies and procedures. None of the services were approved pursuant to Rule 2-01(c)(7)(i)(C) of the SEC’s Regulation S-X.

Our Board recommends that stockholders vote FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2022 fiscal year.

Proxies received by the Board will be voted FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2022 fiscal year unless stockholders specify in their proxies a contrary choice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

On April 8, 2020, the Company, as borrower, together with Livewire Ventures, LLC (wholly owned by the Company’s Chief Executive Officer, Edward R. Grauch), MidAtlantic IRA, LLC FBO Steven L. Shea IRA (an IRA account for the benefit of the Company’s Chairman of the Board, Steven Shea), Carol M. Pallé and Robert J. Pallé (Mr. Pallé is a Director), Anthony J. Bruno (a Director), and Stephen K. Necessary (a Director), as lenders (collectively, the “Initial Lenders”) and Robert J. Pallé, as Agent for the Lenders (in such capacity, the “Agent”) entered into a certain Senior Subordinated Convertible Loan and Security Agreement (the “Subordinated Loan Agreement”), pursuant to which the lenders from time to time party thereto may provide up to $1,500,000 of loans to the Company (the “Subordinated Loan Facility”). Interest accrues on the outstanding amounts advanced under the Subordinated Loan Facility at the rate of 12% per annum, compounded and payable monthly, in-kind, by the automatic increase of the principal amount of the loan on each monthly interest payment date, by the amount of the accrued interest payable at that time (“PIK Interest”); provided, however, that at the option of the Company, it may pay interest in cash on any interest payment date, in lieu of PIK Interest.

On April 8, 2020, the Initial Lenders agreed to provide the Company with a Tranche A term loan facility of $800,000, of which $600,000 was advanced to the Company on April 8, 2020, $100,000 was advanced to the Company on April 17, 2020 and $100,000 was advanced to the Company on January 12, 2021. The Initial Lenders participating in the Tranche A term loan facility have the option of converting the principal balance of the loan held by each of them, in whole (unless otherwise agreed by the Company), into shares of the Company’s Common Stock, at a conversion price equal to the volume weighted average price of the Common Stock as reported by the NYSE American, during the five trading days preceding April 8, 2020 (the “Tranche A Conversion Price”) which was calculated at $0.593. The conversion right was subject to stockholder approval as required by the rules of the NYSE American, and such approval was obtained on June 11, 2020 at the Company’s 2020 Annual Meeting.

On April 24, 2020, the Company, the Initial Lenders and Ronald V. Alterio (the Company’s Senior Vice President-Engineering, Chief Technology Officer) and certain additional unaffiliated investors (the “Additional Lenders,” and, together with the Initial Lenders, the “Lenders”) entered into the First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder (the “Amendment”). The Amendment provides for the funding of $200,000 of additional loans as a Tranche B term loan under the Subordinated Loan Facility established under the Subordinated Loan Agreement, with such loans being provided by the Additional Lenders. The Amendment also sets the conversion price of $0.55 (the “Tranche B Conversion Price”) with respect to the right of the Additional Lenders to convert the accreted principal balance of the loans held by each of them into shares of the Company’s Common Stock. The terms and conditions of the conversion rights applicable to the Initial Lenders and the Additional Lenders are otherwise identical in all material respects, including the terms restricting conversion to an aggregate amount of shares of Common Stock that would not result in the Company’s non-compliance with NYSE American rules requiring stockholder approval of issuances or potential issuances of shares in excess of the percentage limits specified therein or in an amount that may be deemed to constitute a change of control under such rules. These restrictions terminated as the requisite stockholder approval was obtained on June 11, 2020 at the Company’s 2020 Annual Meeting.

As of March 31, 2022, the amount of owed (including accrued PIK Interest) under the Subordinated Loan Facility to each of the related persons identified above is: (i) Livewire Ventures, LLC (Edward R. Grauch): $241,870; (ii) MidAtlantic IRA, LLC FBO Steven L. Shea IRA (Steven Shea): $253,285; (iii) Carol M. Pallé and Robert J. Pallé: $379,928; (iv) Anthony J. Bruno: $63,321; and (v) Ronald V. Alterio: $31,433. Stephen K. Necessary converted the $61,908 owed him under the Subordinated Loan Facility into 104,399 shares of Common Stock.

The Subordinated Loan Agreement, including all amendments thereto, and the transactions contemplated thereby were approved by the members of the Board who are not parties to, and have no personal interest in, the Subordinated Loan Agreement and related transactions.

On April 5, 2022, the Company entered into a Ninth Amendment to Loan and Security Agreement (All Assets) (the “MidCap Loan Agreement”) with MidCap Business Credit LLC (“MidCap”). Among other things, the amendment modified the MidCap Loan Agreement's definition of "Borrowing Base" so as to provide for an over-advance facility (the “2022 Over-Advance Facility”) in an aggregate amount of up to $1,000,000. MidCap's agreement to enter into the Ninth Amendment was conditioned, in part, on the entry into a participation agreement between MidCap and Robert J. Pallé, a Director, and an affiliate of Mr. Pallé (the “Pallé Parties”). The terms of the Ninth Amendment and the participation agreement contemplate that any advances made by Midcap pursuant to the 2022 Over-Advance Facility would be funded by the Pallé Parties under the participation agreement. Advances under the 2022 Over-Advance Facility are subject to the discretion of MidCap and the Pallé Parties. On April 5, 2022, pursuant to the 2022 Over-Advance Facility and the participation agreement, the Pallé Parties funded an initial advance of $200,000 that was provided to the Company. On April 7, 2022, an additional advance of $450,000 was made by Midcap to the Company, which was funded by the Pallé Parties. Further advances may be made to the Company upon its request, subject to the discretion of MidCap and the Pallé Parties, in minimum amounts of not less than $100,000 per tranche. The amount advanced in each tranche will bear an interest rate of 1% per month.

In addition, one of our Directors, Gary P. Scharmett, is a partner at the law firm of Stradley Ronon Stevens & Young, LLP, which serves as our outside counsel. For the 2021 and 2020 fiscal years, we were billed fees for legal services by this firm in the aggregate amount of $548,384 and $830,363, respectively. Mr. Scharmett’s interest in these fees arises from his minority ownership interest as a partner at this firm. In the Company’s opinion, the terms of such services were substantially equivalent to those which would have been obtained from unaffiliated parties.

Related Person Transaction Approval Policy

The Company’s Code of Ethics (the “Ethics Code”) includes policies with respect to situations and transactions that may involve a conflict of interest, including transactions with related persons. Under the Ethics Code, the Audit Committee has the responsibility to consider and approve any transaction in which a related party may have a conflict of interest, based on a determination by the Audit Committee that the transaction is fair as to, and in the best interests of, the Company and its stockholders.

Delinquent SECTION 16(a) reports

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who are the beneficial owners of more than 10% percent of our Common Stock (collectively, “Reporting Persons”), to file with the SEC, initial reports of ownership and reports of changes in ownership of our Common Stock. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of the Section 16(a) reports filed with the SEC, or written representations from Reporting Persons to us, we believe all Directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2021 by Section 16(a) under the Exchange Act.

CODE OF ETHICS

The Company's Ethics Code applies to all of our Directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Ethics Code is available on our website at www.blondertongue.com. We intend to satisfy the disclosure requirements of Form 8-K with respect to any waivers of or amendments to the Ethics Code with respect to certain officers by posting such disclosures on our website at www.blondertongue.com. We may, however, elect to disclose any such amendment or waiver in a Current Report on Form 8-K filed with the SEC in addition to or in lieu of the website disclosure. The information on, or that can be accessed through our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings that we make with the SEC.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in the Proxy Statement for the 2023 Annual Meeting of Stockholders

Any stockholder who, in accordance with Exchange Act Rule 14a-8, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with our 2023 Annual Meeting of Stockholders must submit the proposal to us in proper form, to the attention of our Chief Financial Officer at our principal executive office, One Jake Brown Road, Old Bridge, New Jersey 08857, on or before December 23, 2022 and must comply in all other respects with applicable SEC rules, including Exchange Act Rule 14a-8. If the date of our 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of our 2022 Annual Meeting of Stockholders, then the deadline for receipt of the proposal would be a reasonable time before we begin to print and send our proxy materials for the 2023 Annual Meeting of Stockholders.

Director Nominations for the 2023 Annual Meeting of Stockholders

Our Bylaws require advanced notice of any stockholder proposal for nomination of candidates for election as a Director. To be properly made, any stockholder proposal for nomination of candidates for election as a Director must meet the timing, procedural and substantive requirements provided in our Bylaws. Any proposal must be delivered to our Corporate Secretary at our principal executive office, One Jake Brown Road, Old Bridge, New Jersey 08857. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. The notice must also provide the information specified in our Bylaws, and we may require that any nominee furnish such other information as may reasonably be required in order for us to determine the eligibility of such proposed nominee to serve as a Director.

In addition, in order to comply with SEC's universal proxy rules (once they become effective, which in the Company's case, will be our 2023 Annual Meeting), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023, which is 60 days prior to the one-year anniversary of the date of this 2022 Annual Meeting. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 Annual Meeting.

Other Proposals for the 2023 Annual Meeting of Stockholders

Our Bylaws also require advanced notice of any stockholder proposal for business to be proposed for action at our annual meetings other than nomination of candidates for elections as a Director. Notice of any such stockholder proposal must be received by our Corporate Secretary at our principal executive office, One Jake Brown Road, Old Bridge, New Jersey 08857 not less than 60 days before the date on which we first sent our proxy materials for our annual meeting of stockholders for the previous year; provided, however, that if during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be delivered to, or mailed and received, not less than 60 days before the date on which we publicly announced as the date we expect to first send proxy materials for the annual meeting of stockholders for the current year. In addition to meeting the submission deadline, the stockholder must also have complied with all applicable procedural and substantive requirements set forth in our Bylaws.

ANNUAL REPORT ON FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 ACCOMPANIES THIS PROXY STATEMENT. WE WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST OF EXHIBITS INCLUDED IN THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO OUR FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO OUR CHIEF FINANCIAL OFFICER AT OUR PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors

Eric Skolnik
Secretary

Date: April __, 2022

Old Bridge, New Jersey

Appendix A

AMENDMENT No. 3
to

BLONDER TONGUE LABORATORIES, INC.

2016 DIRECTOR EQUITY INCENTIVE PLAN

This Amendment No. 3 (“Amendment”) to Blonder Tongue Laboratories, Inc. 2016 Director Equity Incentive Plan (the “Plan”) has been adopted and approved by the Board of Directors on February 2, 2022, with the effectiveness of the Amendment subject to the approval by the stockholders at the next Annual Meeting of Stockholders by the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or by proxy at such Annual Meeting.

By this Amendment, the original text of Section 5.1 (NUMBER OF SHARES) of Article 5 (SHARES SUBJECT TO THE PLAN) of the Plan is hereby removed and replaced in its entirety by the following:

“5.1 NUMBER OF SHARES. One Million Six Hundred Fifty Thousand (1,650,000) shares of Stock shall be available for Awards on and after the Effective Date; provided, however, each Award shall be conditioned upon the approval of the Plan by the stockholders of the Company. The number of shares set forth in this Section 5.1 shall be subject to adjustment as provided in Section 11.1.”

All other provisions of the Plan shall remain unchanged and in full force and effect.

A-1

Appendix B

BLONDER TONGUE LABORATORIES, INC.

2016 DIRECTOR EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1	GENERAL. The purpose of this Blonder Tongue Laboratories, Inc. 2016 Director Equity Incentive Plan (the “Plan”) is to promote the success and enhance the value of Blonder Tongue Laboratories, Inc. (the “Company”) by linking the personal interests of non-employee directors of the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to stockholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of non-employee directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
EFFECTIVE DATE AND TERM

2.1 EFFECTIVE DATE. The Plan will be effective as of February 4, 2016 (the “Effective Date”).

2.2 TERM. Unless sooner terminated by the Board, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no Awards may be granted under the Plan thereafter. The termination of the Plan shall not affect any Award that is outstanding on the termination date, without the consent of the Participant.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award or Unrestricted Stock Award granted to a Participant under the Plan.

(b) “Award Agreement” means a writing, in such form as the Board in its discretion shall prescribe, evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

(e) “Eligible Director” means any person who is a member of the Board and neither is currently, nor within the past six (6) months was, employed by the Company or any subsidiary of the Company.

(f) “Fair Market Value” means, (A) in connection with any Award with respect to a share of Stock as of any given date prior to October 12, 2020 (other than an Unrestricted Stock Award granted hereunder pursuant to a deferred compensation agreement entered into between a Director and the Company prior to October 12, 2020), (i) if the Stock is traded on the over-the-counter market, the arithmetic mean of the bid and the asked prices for the Stock at the close of trading on that date, or if that day is not a trading day (i.e. a weekend, holiday or no trades were made), on the trading day immediately preceding such day; (ii) if the Stock is listed on a national securities exchange, the arithmetic mean of the high and low selling prices of the Stock on the consolidated tape on that date, or if that day in not a trading day, on the trading day immediately preceding such day; and (iii) if the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine, and (B) in connection with any Award with respect to a share of Stock as of any given date after October 12, 2020 (including an Unrestricted Stock Award granted hereunder pursuant to a deferred compensation agreement entered into between a Director and the Company prior to or after October 12, 2020), (i) if the Stock is traded on the over-the-counter market, the arithmetic mean of the bid and the asked prices for the Stock at the close of trading on that date, or if that day is not a trading day on the trading day immediately preceding such day; (ii) if the Stock is listed on a national securities exchange, the official closing price on the consolidated tape on that date, or if that day is not a trading day, on the trading day immediately preceding such day; and (iii) if the Stock is neither traded on the over-the-counter market, nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

(g) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.

(h) “Participant” means a person who has been granted an Award under the Plan.

(i) “Plan” means the Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan as set forth herein.

(j) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(k) “Stock” means the common stock of Blonder Tongue Laboratories, Inc. and such other securities which may be substituted for Stock pursuant to Article 11.

(l) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(m) “Stock Award” means a Restricted Stock Award or an Unrestricted Stock Award.

(n) “Unrestricted Stock Award” means Stock granted to a Participant under Article 9 that is not subject to restrictions or a risk of forfeiture.

ARTICLE 4
ADMINISTRATION

4.1 GENERAL. The Plan shall be administered by the Board. Subject to any specific designation in the Plan, the Board has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Board in its sole discretion determines;

(e) Amend, modify, or terminate any outstanding Award (including re-pricing), with the Participant’s consent unless the Board has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan.

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan; and

(j) Interpret the terms of, and rule on any matter arising under, the Plan or any Award Agreement;

(k) Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan; and

(l) Retain counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan.

4.2 DECISIONS BINDING. The Board’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties and any other persons claiming an interest in any Award or under the Plan.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Nine hundred thousand (900,000) shares of Stock shall be available for Awards on and after the Effective Date; provided, however, each Award shall be conditioned upon the approval of the Plan by the stockholders of the Company. The number of shares set forth in this Section 5.1 shall be subject to adjustment as provided in Section 11.1.

5.2 LAPSED AWARDS. To the extent that an Award terminates, is cancelled, expires, lapses or is forfeited for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Eligible Directors.

6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from among all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

ARTICLE 7
STOCK OPTIONS

7.1 GENERAL. The Board is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be not less than the Fair Market Value as of the date of grant.

(b) TERM OF OPTION. No Option shall be exercisable after the date that is 10 years from the date it is granted.

(c) TIME AND CONDITIONS OF EXERCISE. Except as provided herein, the Board shall determine the time or times at which an Option may be exercised in whole or in part. The Board shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(d) PAYMENT. An Option shall be exercised by giving a written notice to the Company stating the number of shares of Stock with respect to which the Option is being exercised and containing such other information as the Board may require and by tendering payment therefore with a cashier's check or certified check. In addition, if the Award Agreement with respect to an Option so provides, or upon exercise of discretion by the Board in accordance with the terms of the Award Agreement, the Participant may pay the exercise price by (i) to the extent permitted by applicable law, delivering the Participant’s note payable to the Company over such period of time, at such rate of interest and in form and substance satisfactory to the Board, (ii) transferring shares of Stock previously acquired by the Participant, (iii) directing the Company to withhold that number of shares of Stock acquired upon exercise having an aggregate Fair Market Value as of the date of exercise equal to the Option’s exercise price, or the applicable portion of the Option’s exercise price if the Option is not exercised in full, (iv) an open market broker-assisted sale transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (v) a combination of the methods described above, or (vi) such other method as may be approved by the Board and set forth in the Award Agreement.

(e) EVIDENCE OF GRANT. All Options shall be evidenced by an Award Agreement. The Award Agreement shall include such additional provisions as may be specified by the Board.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1 GRANT OF SARs. The Board is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of a share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Board, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(b) OTHER TERMS. All such Awards shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Board at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9
STOCK AWARDS

9.1 GRANT OF STOCK. The Board is authorized to grant Unrestricted Stock Awards and Restricted Stock Awards to Participants in such amounts and subject to such terms and conditions as determined by the Board. All such Awards shall be evidenced by an Award Agreement.

9.2 ISSUANCE AND RESTRICTIONS. An Unrestricted Stock Award may provide for a transfer of shares of Stock to a Participant at the time the Award is granted, or it may provide for a deferred transfer of shares of Stock subject to conditions prescribed by the Board. Restricted Stock Awards shall be subject to such restrictions on transferability and risks of forfeiture as the Board may impose. These restrictions and risks may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.

9.3 FORFEITURE. Except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of service as a Member of the Board during the applicable restriction period, Stock subject to a Restricted Stock Award that is at that time subject to restrictions shall be forfeited, provided, however, that the Board may provide in any Restricted Stock Award that restrictions or forfeiture conditions relating to the Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the Stock.

9.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing shares of Stock subject to Restricted Stock Awards are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10
PROVISIONS APPLICABLE TO ALL AWARDS

10.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Board, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 EXCHANGE PROVISIONS. The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Board determines and communicates to the Participant at the time the offer is made.

10.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Board.

10.4 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company; provided, however, that the foregoing shall not be deemed to imply any obligation of the Company to lend against or accept a lien or pledge of any Award for any reason. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution, except that the Board, in its discretion, may permit a Participant to make a gratuitous transfer of an Award to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals. Awards so transferred may thereafter be transferred only to the Participant who originally received the Award or to an individual or trust to whom the Participant could have initially transferred the Award pursuant to this Section 10.4.

10.5 BENEFICIARIES. Notwithstanding Section 10.4, a Participant may, if and to the extent, and in such manner as may be determined by the Board from time to time, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award applicable to the Participant, except to the extent the Plan and Award otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, if a Participant is entitled to designate a beneficiary, a beneficiary designation may be changed or revoked by a Participant at any time in accordance with any procedures or conditions established by the Board from time to time, provided the change or revocation is filed with the Board.

10.6 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise or vesting of any Awards, as the case may be, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded as well as the terms of this Plan and any other terms, conditions or restrictions that may be applicable. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

10.7 COMPLIANCE WITH SECTION 409A. The terms of all Awards granted under the Plan shall comply with the requirements of Section 409A of the Code, to the extent subject to Section 409A.

10.8 ClawbackS. Notwithstanding anything to the contrary under the Plan, any Award and any Stock or other consideration granted pursuant to any Award under the Plan shall be subject to the Company’s ability to recoup or recover any such Award, Stock or other consideration previously granted pursuant to (i) any compensation recovery or recoupment policy (i.e., clawback policy) to be adopted by the Company from time to time in the future (regardless of whether adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise), or (ii) any other applicable law, regulation or stock exchange rule, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

11.1 GENERAL.

(a) SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Board may grant Awards shall be appropriately adjusted. In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Board may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted as the Board may deem appropriate.

(b) OUTSTANDING AWARDS – INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Board shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

(c) OUTSTANDING AWARDS – CERTAIN MERGERS. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

(d) OUTSTANDING AWARDS – CERTAIN OTHER TRANSACTIONS. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Board shall, in its absolute discretion, have the power to cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, respectively, equal to the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise price (if any) of such Award.

(e) OUTSTANDING AWARDS – OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article, the Board may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Board may consider appropriate to prevent dilution or enlargement of rights.

(f) NO ADDITIONAL STOCKHOLDER APPROVAL REQUIRED IN CERTAIN CASES. Except to the extent required by applicable law or stock exchange rules, no adjustment in the number of shares subject to outstanding Awards, and no adjustment in the number of shares available for grant under this Plan, shall require additional stockholder approval, and all such future adjustments shall be deemed approved by the approval of this Plan, to the extent that such adjustment, whether automatic or discretionary, is proportional to and accompanies an equivalent adjustment in the number of shares held by the Company’s stockholders.

(g) NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 12
AMENDMENT, MODIFICATION, AND TERMINATION

12.1 AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that the Board shall not, without the approval of stockholders, make any amendment which would (i) increase the maximum number of shares of Stock for which Awards may be granted under the Plan, (ii) extend the term of the Plan, or (iii) amend the requirements as to the employees eligible to receive Awards; and further provided that no other amendment shall be made without stockholder approval to the extent stockholder approval is necessary to comply with any applicable law, regulations or stock exchange rule.

12.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in the Plan, including without limitation, the provisions of Section 10.8 and Article 11, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 13
GENERAL PROVISIONS

13.1 NO RIGHTS TO AWARDS. No employee or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Board is obligated to treat Participants and other persons uniformly.

13.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award. If stockholder approval of the Plan (or an amendment to the Plan) is required by applicable law, regulation or stock exchange rule, Awards may be granted under the Plan prior to such stockholder approval, provided these Awards are subject to the Company receiving the requisite stockholder approval and no shares of Stock can be issued under these Awards (e.g., a Participant cannot exercise an Option) until after the requisite stockholder approval has been obtained.

13.3 WITHHOLDING. The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required by law to be withheld with respect to any taxable event arising as a result of this Plan. A Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the settlement of any Award, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations.

13.4 NO RIGHT TO DIRECTOR STATUS. Neither the Plan, nor the granting of an Award hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or undertaking, express or implied, that the Company retain an Eligible Director for any period of time, or at any particular rate of compensation, or with any other benefits whatsoever.

13.5 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.6 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

13.7 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.8 REPRICINGS. Notwithstanding anything in the Plan to the contrary, the Board may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

13.9 GOVERNING LAW. The Plan and the terms of all Awards shall be construed in accordance with and governed by the laws of the State of New Jersey without regard to rules of choice of law or conflict of laws, except to the extent such laws may be pre-empted by the federal laws of the United States of America.

Appendix C

AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION OF BLONDER TONGUE LABORATORIES, INC.

The first paragraph of Article Fourth is hereby replaced in its entirety with the following:

“The total number of shares of stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000), to be divided into two classes designated "Common Stock" and "Preferred Stock". The Corporation shall be authorized to issue (a) Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share, and (b) Five Million (5,000,000) shares of Preferred Stock, par value $.001 per share.”

All other provisions of the Restated Certificate of Incorporation (including the other paragraphs contained in Article Fourth) remain in full force and effect without revision.

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BLONDER TONGUE LABORATORIES, INC.

One Jake Brown Road

Old Bridge, NJ 08857

PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2022

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eric Skolnik and Edward R. Grauch, and either of them (with full power to act alone), as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated on this Proxy Card, all shares of Common Stock of Blonder Tongue Laboratories, Inc. held of record by the undersigned on the record date of April 14, 2022, at the Annual Meeting of Stockholders to be held on May 25, 2022 and at any postponements or adjournments thereof, all as in accordance with the Notice of Annual Meeting of Stockholders and Proxy Statement furnished with this Proxy.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

BLONDER TONGUE LABORATORIES, INC.

May 25, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 25, 2022

Please sign, date and mail your Proxy Card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See Instruction below)

NOMINEES:

○ Charles E. Dietz
○ Michael Hawkey
○ James F. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark "FOR ALL EXCEPT" and fill in the circle next to each nominee for whom you wish to withhold your vote, as shown here: ●

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and at any postponements or adjournments thereof.

	FOR	AGAINST	ABSTAIN
2. Approval of an amendment to the 2016 Director Equity Incentive Plan to increase the number of available shares of Common Stock by 750,000.	☐	☐	☐
3. Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 25,000,000 to 50,000,000.	☐	☐	☐
4. Advisory vote to approve executive compensation.	☐	☐	☐
5. Proposal to ratify the appointment of Marcum LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

This Proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is made on this Proxy Card, this Proxy will be voted FOR ALL NOMINEES to serve as Class III Directors and FOR Proposals 2, 3, 4 and 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted using this method. ☐

Signature of Stockholder ______________ Date: ______ Signature of Stockholder ______________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.